As filed with the Securities and Exchange Commission on April 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MANHATTAN BRIDGE CAPITAL, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or other jurisdiction of incorporation or organization)	11-3474831 (I.R.S. Employer Identification Number)

60 Cutter Mill Road, Suite 205

Great Neck, New York 11201

(516) 444-3400

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Assaf Ran

Chief Executive Officer

Manhattan Bridge Capital, Inc.

60 Cutter Mill Road, Suite 205

Great Neck, New York 11201

(516) 444-3400

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Stephen A. Zelnick, Esq.

Morse, Zelnick, Rose & lander, LLP

825 Third Avenue, 16th Floor

New York, New York 10022

(212) 838-8400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee (3)

Common shares, par value $0.001 per share(4)
Preferred shares, par value $0.01 per share(4)
Debt Securities(4)
Warrants(4)
Units (4) (5)
Total			$30,000,000.00	$3,486.00

(1)	This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined, as well as common shares issuable upon the exchange or conversion of preferred shares or convertible debt securities so offered or sold that are exchangeable for or convertible into common shares or upon the exercise of warrants so offered, sold or distributed.

(2)	Omitted pursuant to Form S-3 General Instruction II.D.

(3)	See Form S-3 General Instruction II.D and Rule 457(o) promulgated under the Securities Act of 1933.

(4)	This registration statement covers an indeterminate amount of the securities of each identified class of securities. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(5)	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is deemed effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 27, 2015

$30,000,000

Common Shares, Preferred Shares, Debt Securities, Warrants and Units

Manhattan Bridge Capital, Inc. may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	common shares, par value $0.001 per share;
•	preferred shares, par value $0.01 per share;
•	warrants to purchase common shares or preferred shares;
•	debt securities; or
•	units.

We refer to the common shares, preferred shares, warrants, debt securities and units collectively as the "Securities" in this prospectus.

This prospectus describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities to be offered, and the specific manner in which they may be offered will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain information, where applicable, about the material federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the Securities.

The Securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents, dealers or underwriters involved in the sale of the securities. See "Plan of Distribution" beginning on page 62 for more information on this topic. No Securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of the Securities.

The common shares are listed on The NASDAQ Capital Market, or NASDAQ, under the symbol "LOAN." On April 24, 2015, the closing sale price of the common shares on NASDAQ was $4.37 per share. None of the other Securities are currently listed on any exchange or quoted on any other trading venue or system.

The aggregate market value of the common shares held by non-affiliates, computed by reference to the highest price at which a common share was last sold or the average bid and asked price of a common share within the 60-day period ending on the date of the filing of the registration statement of which this prospectus is a part, was $15,884,687 based on 3,438,244 outstanding common shares held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

See "Risk Factors" on page 8 of this prospectus for a description of risk factors that should be considered by purchasers of Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2015.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell Securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not done anything that would permit any offering under this prospectus or any prospectus supplement to this prospectus or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, in accordance with General Instruction I.B.6 of Form S-3, using a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, from time to time, sell the Securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the Securities we may offer. Each time we sell Securities, we will provide a prospectus supplement containing specific information about the terms of the Securities being offered and the specific manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information; Incorporation by Reference" below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

As used in this prospectus, unless the context otherwise requires, the terms "Manhattan Bridge Capital," "Manhattan Bridge," "MBC," "we," "us," "our" and "our company" refer to Manhattan Bridge Capital, Inc., a New York corporation, and all entities owned or controlled by Manhattan Bridge Capital, Inc.

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INFORMATION ABOUT MANHATTAN BRIDGE CAPITAL, INC.

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, any prospectus supplement relating to the offering of any specific Securities, information incorporated herein by reference, our historical financial statements and the exhibits to the registration statement of which this prospectus is a part.

We are a New York-based real estate finance company that specializes in originating, servicing and managing a portfolio of first mortgage loans. We offer short-term, secured, non–banking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, rehabilitation, or development of residential or commercial properties located in the New York metropolitan area. We are organized and conduct our operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. We believe we qualify as a REIT for our taxable year ended December 31, 2014 and we intend to elect to be taxed as a REIT when we file our 2014 tax return, which we expect will occur on or before September 15, 2015.

The properties securing our loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment and are not income producing. Each loan is secured by a first mortgage lien on real estate. In addition, each loan is personally guaranteed by the principal(s) of the borrower guaranty, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The face amounts of the loans we originate historically have ranged from $14,000 to a maximum of $1.3 million. Our board of directors established a policy limiting the maximum amount of any loan to the lower of (i) 9.9% of the aggregate amount of our loan portfolio (not including the loan under consideration) and (ii) $1.4 million. Our loans typically have a maximum initial term of one year and bear interest at a flat rate of 12% to 15% per year. In addition, we usually receive origination fees, or “points,” ranging from 1% to 3% of the original principal amount of the loan as well as other fees relating to underwriting, funding and managing the loan. Interest is always payable monthly, in arrears. In the case of acquisition financing, the principal amount of the loan usually does not exceed 75% of the value of the property (as determined by an independent appraiser), and in the case of construction financing, up to 80% of construction costs.

Since commencing this business in 2007, we have never had to foreclose on a property and none of our loans have ever gone into default, although sometimes we have renewed or extended the term of a loan to enable the borrower to avoid premature sale or refinancing of the property. When we renew or extend a loan we generally receive additional “points” and other fees.

Our officers are experienced in hard money lending under various economic and market conditions. Loans are originated, underwritten and structured by our chief executive officer, assisted by our chief financial officer, and then managed and serviced principally by our chief financial officer. A principal source of new transactions has been repeat business from prior customers and their referral of new business. We also receive leads for new business from brokers, banks and a limited amount of newspaper advertising and direct mail.

Our Competitive Strengths

We believe our competitive advantages include the following:

•	Experienced management team. Our chief executive officer and chief financial officer have successfully originated and serviced a portfolio of short-term, real estate mortgage loans generating attractive annual returns under varying economic and real estate market conditions.

•	Long-standing relationships. A significant portion of our business comes from repeat customers with whom we have long-standing relationships. These customers also provide us with new leads that could result in new lending opportunities.

•	Knowledge of the market. We have intimate knowledge of the New York metropolitan area real estate market, which enhances our ability to identify attractive opportunities and helps distinguish us from many of our competitors.

•	Disciplined lending. We utilize rigorous underwriting and loan closing procedures that include numerous checks and balances to evaluate the risks and merits of each potential transaction.

•	Vertically-integrated loan origination platform. We manage and control the loan process from origination through closing with our own personnel or independent third parties, including legal counsel and appraisers, with whom we have long relationships.

•	Structuring flexibility. As a small, non-bank, neighborhood-focused real estate lender, we can move quickly and have much more flexibility than traditional lenders to structure loans to suit the needs of our clients.

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•	No legacy issues. Unlike many of our competitors, we are not burdened by distressed legacy real estate assets.

Market Opportunity

We believe there is a significant market opportunity for a well-capitalized “hard money” lender to originate attractively priced loans to small scale real estate developers with strong credit fundamentals, particularly in the New York metropolitan area where real estate values in many neighborhoods are rapidly rising and substandard properties are being improved, rehabilitated and renovated. We also believe these developers would prefer to borrow from us rather than other lending sources because of our flexibility in structuring loans to suit their needs and our ability to close quickly.

Our Strategy

Our objective is to protect and preserve capital in a manner that provides for attractive risk-adjusted returns to our shareholders over the long term principally through dividends. We intend to achieve this objective by continuing to focus exclusively on selectively originating, managing and servicing a portfolio of first mortgage real estate loans designed to generate attractive risk-adjusted returns across a variety of market conditions and economic cycles. We believe that our ability to react quickly to the needs of borrowers, our flexibility in terms of structuring loans to meet the needs of borrowers, our intimate knowledge of the New York metropolitan area real estate market, our expertise in “hard money” lending and our focus on newly originated first mortgage loans, should enable us to achieve this objective. Nevertheless, we will remain flexible in order to take advantage of other real estate opportunities that may arise from time to time, whether they relate to the mortgage market or to direct or indirect investments in real estate.

Our strategy to achieve our objective includes the following:

•	capitalize on opportunities created by the long-term structural changes in the real estate lending market and the continuing lack of liquidity in the real estate market;

•	take advantage of the prevailing economic environment as well as economic, political and social trends that may impact real estate lending currently and in the future as well as the outlook for real estate in general and particular asset classes;

•	remain flexible in order to capitalize on changing sets of investment opportunities that may be present in the various points of an economic cycle; and

•	operate so as to qualify as a REIT and for an exemption from registration under the Investment Company Act.

Leverage Policies/Financing Strategy

We have a $14.0 million line of credit with Webster Business Credit Corporation (“Webster”) that we can draw upon, from time to time, to make loans (the “Webster Credit Line”). Borrowings under the Webster Credit Line bear interest at a rate equal to (i) LIBOR plus 4.75% or (ii) Webster’s base commercial lending rate plus 3.25%, as we determine. The credit line expires and the outstanding indebtedness thereunder will become due and payable in full on February 27, 2018. As of April 20, 2015, the outstanding balance on the Webster Credit Line is approximately $10.0 million. Prior to entering into the Webster Credit Line, we had a $7.7 million credit facility (the “Sterling Credit Line”) with Sterling National Bank (“Sterling”). We paid off the entire balance due to Sterling with proceeds from the Webster Credit Line and terminated the Sterling Credit Line on February 27, 2015. Prior to entering into the Sterling Credit Line, we had a $300,000 credit line with Valley National Bank, which we paid off in 2011. In 2010, we raised $500,000 through the sale of senior secured notes, which have since been repaid. In addition, over the last five years we have raised approximately $8.7 million from the sale of short- and medium-term notes, of which $1.1 million principal amount is outstanding as of the date of this prospectus and $2.5 million and $1.3 million principal amount was outstanding at December 31, 2014 and 2013, respectively. Finally, in July 2014 we raised $5.0 million of gross proceeds from a public offering of our common shares. Depending on various factors we may in the future, decide to take on additional debt to expand our mortgage loan origination activities in order to increase the potential returns to our shareholders. Although we have no pre-set guidelines in terms of leverage ratio, the amount of leverage we will deploy will depend on our assessment of a variety of factors, which may include the liquidity of the real estate market in which most of our collateral is located, employment rates, general economic conditions, the cost of funds relative to the yield curve, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, our opinion of the creditworthiness of our borrowers, the value of the collateral underlying our portfolio, and our outlook for interest rates and property values. We intend to use leverage for the sole purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates.

Loan Origination and Underwriting Process

We will continue to focus on originating short-term first mortgage loans. We will continue to be responsible for each stage of the investment process, which includes: (1) sourcing deals from the brokerage community and directly from real estate owners, operators, developers and investors; (2) performing due diligence with respect to underwriting the loans; (3) undertaking risk management with respect to each loan and our aggregate portfolio; (4) executing the closing of the loan; and (5) managing the loan post-closing.

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After identifying a particular lending opportunity, we perform financial, operational, credit and legal due diligence and evaluate the credit worthiness of the borrower and its principals who will guaranty the loan to assess the risks of the investment. We analyze the opportunity and conduct follow-up due diligence as part of the underwriting process. As part of this process, the key factors that we consider include, but are not limited to, transactional documentation, loan-to-value ratios, credit worthiness of the guarantors, the location of the property and property valuation. In evaluating the merits of any particular proposed loan transaction, we will also evaluate the impact of each loan transaction on our existing loan portfolio. In particular, we need to evaluate whether the new loan would cause our portfolio to be too heavily concentrated with, or cause too much risk exposure to, any one borrower, class of real estate, neighborhood, or other issues. If we determine that a proposed investment presents excessive concentration risk, we may decide to forego the opportunity. A s a REIT, we also need to determine the impact of each loan transaction on our ability to maintain our REIT qualification.

Summary Risk Factors

An investment in our Securities involves various risks. You should consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 8 of this prospectus before purchasing our common shares. If any of these risks occur, our business, financial condition, liquidity, results of operations, prospects and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the value of our Securities could decline, and you may lose some or all of your investment.

•	Our loan origination activities, revenues and profits are limited by available funds.
•	We operate in a highly competitive market and competition may limit our ability to originate loans with favorable interest rates.
•	We may change our investment, leverage, financing and operating strategies, policies or procedures without shareholder consent.
•	Management has broad authority to make lending decisions.
•	Our chief executive officer and chief financial officer are critical to our business and our future success may depend on our ability to retain them.
•	Terrorist attacks and other acts of violence or war may affect the real estate industry generally and our business, financial condition and results of operations.
•	Security breaches and other disruptions could compromise and expose us to liability.
•	If we overestimate the yields on our loans or incorrectly value the collateral securing the loan, we may experience losses.
•	Difficult conditions in the markets for mortgages and mortgage-related assets as well as the broader financial markets have resulted in a significant contraction in liquidity for mortgages and mortgage-related assets.
•	Short-term loans may involve a greater risk of loss than traditional mortgage loans.
•	We may be subject to “lender liability” claims.
•	An increase in the rate of prepayment rates may have an adverse impact on the value of our portfolio as well as our revenue and income.
•	Our loan portfolio is illiquid.
•	The geographic concentration of our loan portfolio may make our revenues and the values of the mortgages and real estate securing our portfolio vulnerable to adverse changes in economic conditions in the New York metropolitan area.
•	A prolonged economic slowdown, a lengthy or severe recession or continued declining real estate values could impair our investments and harm our operations.
•	We do not carry loan loss reserves.
•	Our due diligence may not uncover all of a borrower’s liabilities or other risks to its business.
•	Loans to investors have greater risks than loans to homeowners.
•	Values of residential and commercial properties are volatile.
•	In the event of a default we may not be able to enforce our rights.
•	We do not require borrowers to fund an interest reserve.
•	Interest rate fluctuations could reduce our income.
•	Liability relating to environmental matters may impact the value of properties that we may acquire or the properties underlying our investments.
•	Defaults on our loans may cause declines in revenues and net income.

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•	Our revenues and the value of our portfolio may be negatively affected by casualty events occurring on properties securing our loans.
•	Borrower concentration could lead to significant losses.
•	Our existing credit facility has numerous financial and non-financial covenants, which could restrict our growth or lead to a default.
•	Our ability to access the equity and credit markets for additional capital to fund our growth may be limited.
•	Our use of leverage may adversely affect the return on our assets and may reduce cash available for distribution to our shareholders, as well as increase losses when economic conditions are unfavorable.
•	Our management has limited experience managing a REIT and limited experience managing a portfolio of assets in the manner necessary to maintain an exemption under the Investment Company Act.
•	Complying with REIT requirements may hinder our ability to maximize profits, which would reduce the amount of cash available to be distributed to our shareholders.
•	If we fail to qualify or remain qualified as a REIT we would be subject to U.S. federal income tax and applicable state and local taxes.
•	REIT distribution requirements could adversely affect our ability to execute our business plan and may require us to incur debt or sell assets to make such distributions.
•	Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.
•	Our qualification as a REIT may depend on the accuracy of legal opinions or advice rendered or given and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.
•	We may choose to make distributions in shares of our capital stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.
•	Dividends payable by REITs do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our shares.
•	Liquidation of our assets may jeopardize our REIT qualification.
•	The ownership limitation in our restated certificate of incorporation may not prevent five or fewer shareholders from acquiring control.
•	The share ownership limits that apply to REITs, as prescribed by law and by our restated certificate of incorporation, may inhibit market activity in our common shares and restrict our business combination opportunities.
•	The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans that would be treated as sales for U.S. federal income tax purposes.
•	We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of shares of our common shares.
•	We may not generate sufficient cash to satisfy the REIT distribution requirements.
•	We could be materially and adversely affected if we cannot qualify for an exemption from the Investment Company Act.
•	Our common shares are thinly traded.
•	We are effectively controlled by one shareholder.

Our Organizational Structure

We were originally organized as a New York corporation in 1989 and reorganized in February 1999 under the name DAG Media Inc. Following the sale of substantially all of our operating assets originally, we repositioned ourselves as a real estate finance company in 2007 and, in 2008, changed our name to Manhattan Bridge Capital, Inc.

Until 2014, we operated as a taxable C-corporation. As a result, we were able to re-invest our net after-tax profits back into our business. We believe we first qualified as a REIT for our taxable year ended December 31, 2014, and that it is in the best interests of our shareholders to operate as a REIT. We intend to elect to be taxed as a REIT when we file our 2014 federal income tax returns, which we expect will occur on or before September 15, 2015. As a REIT, we are required to distribute at least 90% of our taxable income to our shareholders on an annual basis. We intend to maintain our REIT status for the foreseeable future. We cannot assure you that we will qualify as a REIT or that, even if we do qualify initially, we will be able to maintain REIT status for any particular period of time. We also intend to operate our business in a manner that will permit us to maintain an exemption from registration under the Investment Company Act.

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REIT Qualification

Our qualification as a REIT depends on our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code of 1986, as amended, (the “Code”), relating to, among other things, the sources of our gross income, the composition and values of our assets, our compliance with the distributions requirements applicable to REITs and the diversity of ownership of our outstanding common shares. Given that our chief executive officer owns a significant portion of our outstanding common shares and the limited number of outstanding common shares and the trading volume of our stock on NASDAQ, we cannot assure you that we will be able to maintain that qualification.

So long as we qualify as a REIT, we, generally, will not be subject to U.S. federal income tax on our taxable income that we distribute currently to our shareholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lose our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.

Distribution Policy

U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. We intend to pay regular quarterly dividends in an amount necessary to maintain our qualification as a REIT. Any distributions we make to our shareholders will be at the discretion of our board of directors and will depend on, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and other expenditures. For more information, see “Dividends and Distribution Policy.”

In addition, in order to comply with REIT qualification requirements, we will, before the end of any REIT taxable year in which we have accumulated earnings and profits attributable to a non-REIT year, declare a dividend to our shareholders to distribute such accumulated earnings and profits. As of January 1, 2015 we had no accumulated earnings and profits.

Policies With Respect To Certain Activities

The following is a discussion of our investment, financing and other policies. We intend to conduct our business in a manner such that we are not treated as an “investment company” under the Investment Company Act. In addition, once we elect and qualify to be taxed as a REIT, we intend to conduct our business in a manner that is consistent with maintaining our qualification to be taxed as a REIT. These policies may be amended or revised from time to time at the discretion of our board of directors without a vote of our shareholders.

Investment in Real Estate or Interests in Real Estate

Our business has been and continues to be one that focuses on originating, servicing and managing a portfolio of funding short-term loans secured by first mortgages on residential and commercial real estate located in the New York metropolitan area. Notwithstanding the foregoing, in March 2011 we purchased three two-family buildings in Bronx, New York. As of October 2014, all of those properties have been sold. Nevertheless, direct investment in real estate is not our primary focus. Any decision to invest in real estate or to purchase an interest in real estate outside of our core business would only be undertaken with the approval of our board of directors.

Securities of or Interests in Persons Primarily Engaged in Real Estate Activities

We have not, nor do we currently intend, to purchase securities of or interests in entities that are engaged in real estate activities. In any event, because we must comply with various requirements under the Code in order to maintain our qualification to be taxed as a REIT, including restrictions on the types of assets we may hold, the sources of our income and accumulation of earnings and profits, and because we want to avoid being characterized as an investment company under the Investment Company Act, our ability to engage in these types of transactions, such as acquisitions of C corporations, may be limited. Accordingly, any decision to purchase securities of or interests in entities that are engaged in real estate activities would require the approval of our board of directors.

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Investments in Other Securities

We currently own a minority interest which we acquired in August 2003 in a privately held Israeli company that is developing cancer detection technology. Other than that, we do not own any securities, nor do we intend to acquire any. Any decision to make an investment of this type would only be made with the approval of the board of directors.

Financing and Leverage Policy

We intend, when appropriate, to employ leverage and to use debt as a means to provide additional funds to expand and broaden our mortgage loan portfolio, fund distributions to our shareholders, to engage in other permitted activities and for general corporate purposes. Neither our restated certificate of incorporation nor our bylaws limit the amount or percentage of indebtedness that we may incur, nor have we adopted any policies addressing these issues. Any financing transaction would likely be in the form of a credit facility, such as a revolving line of credit similar to our existing Webster Credit Line. However, under the terms of the agreement governing the Webster Credit Line, we are prohibited from incurring any other funded indebtedness. We do not have any intention at the present time to sell all or a portion of our loan portfolio. The decision to use leverage and the appropriate level of leverage will be made by our board of directors based on its assessment of a variety of factors, including our historical and projected financial condition, liquidity and results of operations, financing covenants, the cash flow generation capability of assets, the availability of credit on favorable terms, our outlook for borrowing costs relative to the unlevered yields on our assets, maintenance of our REIT qualification, applicable law and other factors. Our decision to use leverage will not be subject to the approval of our shareholders and there are no restrictions in our governing documents in the amount of leverage that we may use.

Lending Policies

Real estate lending is our business and our current intention is to continue to focus exclusively on making short-term loans secured by first mortgage liens against residential and commercial real property located in the New York metropolitan area. Our intent is to continue to focus on the New York metropolitan area market. We believe that this market presents many opportunities for a company like us that specializes in relatively small, secured real estate loans and we do not feel it is necessary for us to expand into other geographic markets at this time. Similarly, we intend to continue to focus only on lending opportunities that will be secured by first mortgage liens. We have no interest in funding mezzanine or subordinated debt and certainly not unsecured debt. Any change in our lending policy would require the approval of our board of directors.

Our chief executive officer has final and absolute authority over all lending decisions and wide latitude to set the terms of each particular loan. The only limitations on his authority are (A) the conditions and covenants contained in the Webster Credit Line (or any replacements thereof, to the extent the loan will be funded by an advance from the credit line) and (B) that the principal amount of any single loan may not exceed the lower of (i) 9.9% of the aggregate amount of our loan portfolio (not including the loan under consideration) and (ii) $1.4 million. Any loan that exceeds this limit requires approval of our board of directors.

Policies With Respect to Other Activities

We have the authority to issue debt securities, offer common shares, preferred shares or options to purchase shares, warrants and units consisting of two or more of the foregoing as well as to repurchase or otherwise reacquire our common shares or other securities in the open market or otherwise, and we may engage in such activities in the future. Our board of directors has the authority, without further shareholder approval, to amend our charter to increase the number of authorized common shares or preferred shares and to authorize us to issue additional common shares or preferred shares, in one or more series, including senior securities, in any manner, and on the terms and for the consideration, it deems appropriate, subject to applicable laws and regulations. We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. In July 2014 we sold 1,754,386 common shares in an underwritten registered public offering. The gross proceeds from the sale of those securities were $5.0 million and the net proceeds after paying underwriting commissions and other fees and expenses relating to the offering, were approximately $4.3 million. We have not sold any other equity securities in the past three years. In 2010, we raised $500,000 through the sale of senior secured notes. In addition, over the last five years we have raised an aggregate of $8.7 million from the sale of short- and medium-term notes of which $1.1 million is outstanding as of the date of this prospectus. These notes will become due at various dates between June 13, 2015 and February 11, 2016. Finally, during 2012 and 2013 we purchased 96,269 common shares for an aggregate purchase price of $127,935 in accordance with Rule 10b-18 promulgated under the Exchange Act. Any decision to raise capital through the sale of equity or debt securities and any decision to repurchase common shares requires the approval of our board of directors.

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Conflict of Interest Policies

We have adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest. We have also adopted a code of business conduct and ethics that is designed to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between our employees, officers and directors and our company. However, we cannot assure you that these policies, our Code of Ethics, or provisions of law will always be successful in eliminating the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

Reporting Policies

We are subject to the information reporting requirements of the Exchange Act. Pursuant to these requirements, we are required to file, and have filed, annual and other periodic reports, current reports, proxy statements and other information, including audited financial statements, with the SEC. They are also available on our corporate web site, www.manhattanbridgecapital.com, as well as the SEC website, www.sec.gov.

Restrictions on Ownership of our Common Shares

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Code, our restated certificate of incorporation:

•	Prohibits any shareholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 4.0% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Assaf Ran, our chief executive officer, is exempt from this restriction. As of the date of this prospectus, Mr. Ran owns 41.2% of our outstanding common shares. In addition, our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular shareholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT.

•	Prohibits any person from transferring shares of our capital stock if, as a result of such transfer, we would have fewer than 100 shareholders.

•	Provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in those shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer resulting in the violation will be void from the time of the purported transfer.

These ownership limitations could delay or prevent a transaction or a change in control of us that might involve a premium price for shares of our capital stock or otherwise be in the best interests of our shareholders.

Investment Company Act Exemption

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. We will rely on the exception set forth in Section 3(c)(5)(C) of the Investment Company Act that excludes from the definition of investment company “[a]ny person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses… (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The U.S. Securities and Exchange Commission, or SEC, generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). At the present time, we qualify for the exemption under this section and our current intention is to continue to focus on originating short term loans secured by first mortgages on real property. However, if, in the future, we do acquire non-real estate assets without the acquisition of substantial real estate assets, we may qualify as an “investment company” and be required to register as such under the Investment Company Act, which could have a material adverse effect on us.

Corporate Information

Our principal executive offices are located at 60 Cutter Mill Road, Suite 205, Great Neck, New York 11021, and our telephone number is (516) 444-3400. The URL for our website is www.manhattanbridgecapital.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus.

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RISK FACTORS

Investing in the Securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus and in any supplementary prospectus relating to the offering of any Securities before purchasing any Securities. If any of the following risks occur, our business, financial condition, liquidity and/or results of operations could be materially and adversely affected. In that case, the value of outstanding securities could decline, and you may lose some or all of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business

Our loan origination activities, revenues and profits are limited by available funds. If we do not increase our working capital, we will not be able to grow our business.

As a real estate finance company, our revenue and net income is limited to interest received or accrued on our loan portfolio. Our ability to originate real estate loans is limited by the funds at our disposal. At December 31, 2014, we had virtually no cash or cash equivalents available for loan originations and general operations and no borrowing availability under the Sterling Credit Line. In February 2015, we replaced the Sterling Credit Line with the Webster Credit Line. As of March 31, 2015, we had approximately $4.0 million of borrowing availability under the Webster Credit Line. We intend to use the majority of the net proceeds from the sale of Securities, the proceeds from the repayment of loans outstanding, and the additional borrowing capacity under the Webster Credit Line to originate real estate loans. Nevertheless, if demand for our mortgage loans increases, we cannot assure you that we will be able to capitalize on this demand given the limited funds available to us to originate loans.

We operate in a highly competitive market and competition may limit our ability to originate loans with favorable interest rates.

We operate in a highly competitive market and we believe these conditions will persist for the foreseeable future as the financial services industry continues to consolidate, producing larger, better capitalized and more geographically diverse companies with broad product and service offerings. Thus, our profitability depends, in large part, on our ability to compete effectively. Our competition includes mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage banks, insurance companies, mutual funds, pension funds, private equity funds, hedge funds, institutional investors, investment banking firms, non-bank financial institutions, governmental bodies, family offices and high net worth individuals. We may also compete with companies that partner with and/or receive financing from the U.S. Government. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. In addition, larger and more established competitors may enjoy significant competitive advantages, including enhanced operating efficiencies, more extensive referral networks, greater and more favorable access to investment capital and more desirable lending opportunities. Several of these competitors, including mortgage REITs, have recently raised or are expected to raise, significant amounts of capital, which enables them to make larger loans or a greater number of loans. Some competitors may also have a lower cost of funds and access to funding sources that may not be available to us, such as funding from various governmental agencies or under various governmental programs for which we are not eligible. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of possible loan transactions or to offer more favorable financing terms than we would. Finally, as a REIT and because we operate in a manner so as to be exempt from the requirements of the Investment Company Act, we may face further restrictions to which some of our competitors may not be subject. As a result, we may find that the pool of potential borrowers available to us is limited. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

We may change our investment, leverage, financing and operating strategies, policies or procedures without shareholder consent, which may adversely affect the market value of our common shares and our ability to make distributions to shareholders.

We may amend or revise our policies, including our policies with respect to growth strategy, operations, indebtedness, capitalization, financing alternatives and underwriting criteria and guidelines, or approve transactions that deviate from our existing policies at any time, without a vote of, or notice to, our shareholders. For example, we may decide that in order to compete effectively, we should relax our underwriting guidelines and make riskier loans, which could result in a higher default rate on our portfolio. We may also decide to expand our business focus to other targeted asset classes, such as participation interests in mortgage loans, mezzanine loans and subordinate interests in mortgage loans. We could also decide to adopt investment strategies that include securitizing our portfolio, hedging transactions and swaps. We may even decide to broaden our business to include acquisitions of real estate assets, which we may or may not operate. Finally, as the market evolves, we may determine that the residential and commercial real estate markets do not offer the potential for attractive risk-adjusted returns for an investment strategy that is consistent with our intention to elect and qualify to be taxed as a REIT and to operate in a manner to remain exempt from registration under the Investment Company Act. If we believe it would be advisable for us to be a more active seller of loans and/or interests thereon, we may determine that we should conduct such business through a taxable REIT subsidiary or that we should cease to maintain our REIT qualification. These changes may increase our exposure to interest rate risk, default risk, financing risk and real estate market fluctuations, which could adversely affect our business, operations and financial conditions as well as the value of our securities and our ability to make distributions to our shareholders.

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Management has broad authority to make lending decisions. If management fails to generate attractive risk-adjusted loans on a consistent basis, our revenue and income could be materially and adversely affected and the market price of a share of our common shares is likely to decrease.

Our board of directors has given management broad authority to make decisions to originate loans. The only limitation imposed by the board of directors is that no single loan may exceed the lower of (i) 9.9% of our loan portfolio (without taking into account the loan under consideration) and (ii) $1.4 million. Within these broad guidelines, our chief executive officer has the absolute authority to make all lending decisions. Thus, management could authorize transactions that may be costly and/or risky, which could result in returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, management’s decisions may not fully reflect the best interests of our shareholders. Our board of directors may periodically review our underwriting guidelines but will not, and will not be required to, review all of our proposed loans. In conducting periodic reviews, our board of directors will rely primarily on information provided to them by management.

Our chief executive officer and chief financial officer are each critical to our business and our future success may depend on our ability to retain them. In addition, as our business grows we will need to hire additional personnel.

Our future success depends to a significant extent on the continued efforts of our founder, president and chief executive officer, Assaf Ran, and our chief financial officer, Vanessa Kao. Mr. Ran generates most if not all of our loan applications, supervises all aspects of the underwriting and due diligence process in connection with each loan, structures each loan and has absolute authority (subject only to the maximum amount of the loan) as to whether or not to approve the loan. Ms. Kao services all loans in our portfolio. If Mr. Ran is unable to continue to serve as our chief executive officer on a full-time basis, we might not be able to generate sufficient loan applications and our business and operations would be adversely affected. In addition, in the future we may need to attract and retain qualified senior management and other key personnel, particularly individuals who are experienced in the real estate finance business and people with experience in managing a mortgage REIT. If we are unable to recruit and retain qualified personnel in the future, our ability to continue to operate and to grow our business will be impaired.

Terrorist attacks and other acts of violence or war may affect the real estate industry generally and our business, financial condition and results of operations.

Any future terrorist attacks, the anticipation of any such attacks, and the consequences of any military or other response by the United States and its allies may have an adverse impact on the U.S. financial markets and the economy in general. We cannot predict the severity of the effect that any such future events would have on the U.S. financial markets, including the real estate capital markets, the economy or our business. Any future terrorist attacks could adversely affect the credit quality of some of our loan portfolio. We may suffer losses as a result of the adverse impact of any future terrorist attacks and these losses may adversely impact our results of operations.

The enactment of the Terrorism Risk Insurance Act of 2002, or the TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2007, which extended TRIA through the end of 2020, requires insurers to make terrorism insurance available under their property and casualty insurance policies in order to receive federal compensation under TRIA for insured losses. However, this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market's overall liquidity and may reduce the number of suitable financing opportunities available to us and the pace at which we are able to make loans. If property owners are unable to obtain affordable insurance coverage, the value of their properties could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.

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Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we may acquire and store sensitive data on our network, such as our proprietary business information and personally identifiable information of our prospective and current borrowers. The secure processing and maintenance of this information is critical to our business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide to customers or damage our reputation, which could materially and adversely affect us.

Risks Related to Our Portfolio

If we overestimate the yields on our loans or incorrectly value the collateral securing the loan, we may experience losses.

Loan decisions are typically made based on the credit-worthiness of the borrower and the value of the collateral securing the loan. We cannot assure you that our assessments will always be accurate or the circumstances relating to a borrower or the collateral will not change during the loan term, which could lead to losses and write-offs. Losses and write-offs could materially and adversely affect our business, operations and financial condition and the market price of our securities.

Difficult conditions in the markets for mortgages and mortgage-related assets as well as the broader financial markets have resulted in a significant contraction in liquidity for mortgages and mortgage-related assets, which may adversely affect the value of the assets that we intend to originate.

Our results of operations will be materially affected by conditions in the markets for mortgages and mortgage-related assets as well as the broader financial markets and the economy generally. In recent years, significant adverse changes in financial market conditions have resulted in a decline in real estate values, jeopardizing the performance and viability of many real estate loans. As a result, many traditional mortgage lenders suffered severe losses and several have even failed. This situation has negatively affected both the terms and availability of financing for small non-bank real estate finance companies. This could have an adverse impact on our financial condition, business and operations.

Short-term loans may involve a greater risk of loss than traditional mortgage loans.

Borrowers usually use the proceeds of a long-term mortgage loan or sale to repay a short-term loan. We may therefore depend on a borrower’s ability to obtain permanent financing or sell the property to repay our loan, which could depend on market conditions and other factors. Short-term loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of a default, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the interim loan. To the extent we suffer such losses with respect to our interim loans, our enterprise value and the price of our shares of common shares may be adversely affected.

We may be subject to “lender liability” claims. Our financial condition could be materially and adversely impacted if we were to be found liable and required to pay damages.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lenders on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We cannot assure you that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

An increase in the rate of prepayment of outstanding loans may have an adverse impact on the value of our portfolio as well as our revenue and income.

The value of our loan portfolio may be affected by prepayment rates and a significant increase in the rate of prepayments could have an adverse impact on our operating results. Prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks. In periods of declining interest rates, prepayment rates on mortgage and other real estate-related loans generally increase. Proceeds of prepayments received during such periods are likely to be reinvested by us in new loans yielding less than the yields on the loans that were prepaid, resulting in lower revenues and possibly, lower profits. A portion of our loan portfolio requires prepayment fees if a loan is prepaid. However, there can be no assurance that these fees will make us whole for the detriment incurred by virtue of the prepayment.

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The lack of liquidity in our portfolio may adversely affect our business.

The illiquidity of our loan portfolio may make it difficult for us to sell such assets if the need or desire arises. As a result, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the outstanding loan balance.

The geographic concentration of our loan portfolio may make our revenues and the values of the mortgages and real estate securing our portfolio vulnerable to adverse changes in economic conditions in the New York metropolitan area.

Under our current business model, we have one asset class — mortgage loans that we originate, service and manage — and we have no current plans to diversify. Moreover, most of our collateral is located in a limited geographic area. At December 31, 2014, except for one loan in the original principal amount of $30,000, all of our outstanding loans are secured by properties located in the New York metropolitan area. A lack of geographical diversification makes our mortgage portfolio more sensitive to local and regional economic conditions. A significant decline in the New York metropolitan area economy could result in a greater risk of default compared with the default rate for loans secured by properties in other geographic locations. This could result in a reduction of our revenues and provision for loan loss allowances, which might not be as acute if our loan portfolio were more geographically diverse. Therefore, our loan portfolio is subject to greater risk than other real estate finance companies that have a more diversified asset base and broader geographic footprint. To the extent that our portfolio is concentrated in one region and/or one type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our assets within a short time period, which may reduce our net income and the value of our Securities and accordingly reduce our ability to make distributions to our shareholders.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could impair our investments and harm our operations.

A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our assets and harm our financial condition and results of operations, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. Thus, we believe the risks associated with our business will be more severe during periods of economic slowdown or recession because these periods are likely to be accompanied by declining real estate values. Declining real estate values are likely to have one or more of the following adverse consequences:

•	reduce the level of new mortgage and other real estate-related loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase or investment in additional properties;
•	make it more difficult for existing borrowers to remain current on their payment obligations; and
•	significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan.

Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate new loans, which would materially and adversely affect our results of operations, financial condition, liquidity and business and our ability to make distributions to our shareholders.

We do not carry any loan loss reserves. If we are required to write-off all or a portion of any loan in our portfolio, our net income will be adversely impacted. Loan loss reserves are particularly difficult to estimate in a turbulent economic environment.

Based on our experience and our periodic evaluation of our loan portfolio, we have not deemed it necessary to create any loan loss reserves. Thus, a loss with respect to all or a portion of a loan in our portfolio will have an immediate and adverse impact on our net income. The valuation process of our loan portfolio requires us to make certain estimates and judgments, which are particularly difficult to determine during a period in which the availability of real estate credit is limited and real estate transactions have decreased. These estimates and judgments are based on a number of factors, including projected cash flows from the collateral securing our mortgage loans, if any, loan structure, including the availability of reserves and recourse guarantees, likelihood of repayment in full at the maturity of a loan, the relative strength or weakness of the refinancing market and expected market discount rates for varying property types. If our estimates and judgments are not correct, our results of operations and financial condition could be severely impacted.

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Our due diligence may not reveal all of a borrower's liabilities and may not reveal other weaknesses in its business.

Before making a loan to a borrower, we assess the strength and skills of such entity's management and other factors that we believe are material to the performance of the loan. In making the assessment and otherwise conducting customary due diligence, we rely on the resources available to us and, in some cases, services provided by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that the borrower’s circumstances will not change after the loan is funded. In either case, this could adversely impact the performance of the loan and our operating results.

Our loans are usually made to entities to enable them to acquire, develop or renovate residential or commercial property, which may involve a greater risk of loss than loans to individual owners of residential real estate.

We make loans to corporations, partnerships and limited liability companies who are looking to purchase, renovate and/or improve residential or commercial real estate held for resale or investment. More often than not, the property is under-utilized, poorly managed, or located in a recovering neighborhood. These loans may have a higher degree of risk than loans to individual property owners with respect to their primary residence or to owners of commercial operating properties because of a variety of factors. For instance, our borrowers usually do not have the need to occupy the property, or an emotional attachment to the property as borrowers of owner-occupied residential properties typically have, and therefore they do not always have the same incentive to avoid foreclosure. Similarly, in the case of non-residential property, a majority of the properties securing our loans have little or no cash flow. If the neighborhood in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the property’s performance and/or the value of the property, the borrower may not receive a sufficient return on the property to satisfy the loan, and we bear the risk that we may not recover some or all of our principal. Finally, there are difficulties associated with collecting debts from entities that may be judgment proof. While we try to mitigate these risks in various ways, including by getting personal guarantees from the principals of the borrower, we cannot assure you that these lending and credit enhancement strategies will be successful.

Volatility of values of residential and commercial properties may adversely affect our loans and investments.

Residential and commercial property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, events such as natural disasters, including hurricanes and earthquakes, acts of war and/or terrorism and others that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investment; national, regional and local economic conditions, such as what we have experienced in recent years (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; construction quality, construction cost, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). In the event of a decline in the value of a property securing one of our loans, the borrower may have difficulty repaying our loan, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses.

Our inability to promptly foreclose on defaulted loans could increase our costs and/or losses.

The performance of first mortgage loans may depend on the performance of the underlying real estate collateral. In particular, mortgage loans secured by property held for investment or resale are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans secured by owner-occupied residential properties. The ability of a borrower under a first mortgage loan to repay a loan secured by an income-producing property typically depends primarily on the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan is impaired and the borrower defaults, we may lose all or substantially all of our investment. If the property is not income producing, as is the case with most of our loans, the risks are even greater. While we have certain rights with respect to the real estate collateral underlying a first mortgage loan, and rights against the borrower and guarantor(s), in the event of a default there are a variety of factors that may inhibit our ability to enforce our rights to collect the loan, whether through a non-payment action against the borrower, a foreclosure proceeding against the underlying property or a collection or enforcement proceeding against the guarantor. These factors include, without limitation, state foreclosure timelines and deferrals associated therewith (including with respect to litigation); unauthorized occupants living in the property; federal, state or local legislative action or initiatives designed to provide residential property owners with assistance in avoiding foreclosures and that serve to delay the foreclosure process; government programs that require specific procedures to be followed to explore the refinancing of a residential mortgage loan prior to the commencement of a foreclosure proceeding; and continued declines in real estate values and sustained high levels of unemployment that increase the number of foreclosures and place additional pressure on the already overburdened judicial and administrative systems.

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None of our loans are funded with interest reserves and our borrowers may be unable to pay the interest accruing on the loans when due, which could have a material adverse impact on our financial condition.

Our loans are not funded with an interest reserve. Thus, we rely on the borrowers to make interest payments as and when due from other sources of cash. Given the fact that most of the properties securing our loans are not income producing or even cash producing and most of the borrowers are entities with no assets other than the single property that is the subject of the loan, some of our borrowers have considerable difficulty servicing our loans and the risk of a non-payment of default is considerable. We depend on the borrower’s ability to refinance the loan at maturity or sell the property for repayment. If the borrower is unable to repay the loan, together with all the accrued interest, at maturity, our operating results and cash flows would be materially and adversely affected. Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In addition, in the event of the bankruptcy of the borrower, we may not have full recourse to the assets of the borrower, or the assets of the borrower or the guarantor may not be sufficient to satisfy the debt.

Interest rate fluctuations could reduce our ability to generate income and may cause losses.

Our primary interest rate exposures relates to the yield on our loan portfolio and the financing cost of our debt. Our operating results depend, in part, on differences between the interest income generated by our loan portfolio net of credit losses and our financing costs. Thus, changes in interest rates will affect our revenue and net income in one or more of the following ways:

•	our operating expenses may increase;
•	our ability to originate loans may be adversely impacted;
•	to the extent we use our credit line or other forms of debt financing to originate loans, our borrowing costs would rise, reducing the “spread” between our cost of funds and the yield on our outstanding mortgage loans, which tend to be fixed rate obligations;
•	a rise in interest rates may discourage potential borrowers from refinancing existing loans or defer plans to renovate or improve their properties;
•	increase borrower default rates;
•	negatively impact property values making our existing loans riskier and new loans that we originate smaller; and
•	rising interest rates could also result in reduced turnover of properties which may reduce the demand for new mortgage loans.

Liability relating to environmental matters may impact the value of properties that we may acquire or the properties underlying our investments.

Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of a property underlying one of our debt instruments becomes liable for removal costs, the ability of the owner to make payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our shareholders. If we acquire any properties by foreclosure or otherwise, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to shareholders.

Defaults on our loans may cause declines in revenues and net income.

Defaults by borrowers could result in one or more of the following adverse consequences:

•	a decrease in interest income, profitability and cash flow;
•	the establishment of or an increase in loan loss reserves;
•	write-offs and losses;
•	default under our credit facilities; and
•	an increase in legal and enforcement costs, as we seek to protect our rights and recover the amounts owed.

As a result, we will have less cash available for paying our other operating expenses and for making distributions to our shareholders. This would have a material adverse effect on the market value of our securities.

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Our revenues and the value of our portfolio may be negatively affected by casualty events occurring on properties securing our loans.

We require our borrowers to obtain, for our benefit, all risk property insurance covering the property and any improvements to the property collateralizing our loan in an amount intended to be sufficient to provide for the cost of replacement in the event of casualty. However, the amount of insurance coverage maintained for any property may not be sufficient to pay the full replacement cost following a casualty event. Furthermore, there are certain types of losses, such as those arising from earthquakes, floods, hurricanes and terrorist attacks, that may be uninsurable or that may not be economically feasible to insure. Changes in zoning, building codes and ordinances, environmental considerations and other factors may make it impossible for our borrowers to use insurance proceeds to replace damaged or destroyed improvements at a property. If any of these or similar events occur, the amount of coverage may not be sufficient to replace a damaged or destroyed property and/or to repay in full the amount due on loans collateralized by such property. As a result, our returns and the value of our investment may be reduced.

Borrower concentration could lead to significant losses, which could have a material adverse impact on our operating results and financial condition.

As of December 31, 2013, two affiliated borrower groups accounted for an aggregate of 25.5% of our loan portfolio. A default by one borrower in a group is likely to result in a default by the other borrowers in the group. Concentration of loans to one borrower or a group of affiliated borrowers poses a significant risk, as default would have a material adverse impact on our operating results, cash flow, the Webster Credit Line, financial condition and our ability to service the Webster Credit Line.

Risks Related to Financing Transactions

Our existing credit line has numerous covenants with which we must comply. If we are unable to comply with these covenants, the outstanding amount of the loan could become due and payable and we may have to sell off a portion of our loan portfolio to pay off the debt.

We have a $14.0 million credit line with Webster that expires on February 27, 2018. The Webster Credit Line contains various covenants and restrictions that are typical for these kinds of credit facilities, including limiting the amount that we can borrow relative to the value of the underlying collateral, maintaining various financial ratios and limitations on the terms of loans we make to our customers. The Webster Credit Line imposes certain restrictions which may adversely impact our ability to grow and/or maintain our status as a REIT. These limitations include the following:

•	limit our ability to pay dividends under certain circumstances;
•	limit our ability to make certain investments or acquisitions;
•	limit our ability to reduce liquidity below certain levels;
•	limit our ability to redeem debt or equity securities;
•	limit our ability to determine our operating policies and investment strategies; and
•	limit our ability to repurchase our common shares, sell assets, engage in mergers or consolidations, grant liens, and enter into transactions with affiliates.

If we fail to meet or satisfy any of these covenants, we would be in default under our agreement with Webster, and Webster could elect to declare outstanding amounts due and payable, terminate its commitments to us, require us to post additional collateral and/or enforce their interests against existing collateral. Acceleration of our debt to Webster, could also make it difficult for us to satisfy the qualification requirements necessary to maintain our status as a REIT, significantly reduce our liquidity or require us to sell our assets to repay amounts due and outstanding. This would significantly harm our business, financial condition, results of operations and ability to make distributions and could result in the foreclosure of our assets which secure our obligations, which could cause the value of our outstanding securities to decline. A default could also significantly limit our financing alternatives such that we would be unable to pursue our leverage strategy, which could adversely affect our returns.

Under the terms of the agreement governing the Webster Credit Line, our borrowing capacity is limited to 70% of Eligible Mortgage Loans (as defined). Moreover, Webster, in its discretion, may reduce this percentage. This borrowing limitation is determined, in part, by the value of the real estate securing the loans in our portfolio. Thus, a general decline in real estate values or a change in the percentage will adversely impact our ability to borrow under the Webster Line of Credit and could even result in a situation where any amount in excess of the borrowing limitation will become immediately due and payable. If we default and Webster accelerates the loan we would have to repay the debt immediately with our working capital (i.e., proceeds from loan repayments), sell a portion of our loan portfolio and use the proceeds to repay the debt or refinance with another lender. We cannot assure you that we would be able to replace the Webster Credit Line on similar terms or on any terms. If we have to sell a portion of our loan portfolio, the amount we realize may be less than the face amount of the loans sold, resulting in a loss. If we sell a portion of our portfolio or use proceeds from loan repayments to pay the Webster debt, our opportunities to grow our business will be negatively impacted.

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Short-term notes in the aggregate principal amount of $1.1 million will become due at various times over the next 12 months. We cannot assure you that we will be able to extend the maturities of those notes or refinance them.

As of the date of this prospectus, we have outstanding five short-term notes with an aggregate principal amount of $1.1 million. These notes bear interest at rates ranging from 8% to 12%. These notes will become due and payable between June 13, 2015 and February 11, 2016. Under the terms of the agreement governing the Webster Line of Credit, these loans cannot be renewed or extended. Accordingly, upon maturity, we will have to repay these loans with working capital, the proceeds from the sale of securities or the proceeds of a borrowing under the Webster Line of Credit. In any such case this could have an adverse impact on our financial condition as it will reduce the amount available for increasing our loan portfolio.

Our access to financing may be limited and, thus, our ability to maximize our returns may be adversely affected.

Our ability to grow and compete may also depend on our ability to borrow money to leverage our loan portfolio and to build and manage the cost of expanding our infrastructure to manage and service a larger loan portfolio. In general, the amount, type and cost of any financing that we obtain from another financial institution will have a direct impact on our revenue and expenses and, therefore, can positively or negatively affect our financial results. The percentage of leverage we employ will vary depending on our assessment of a variety of factors, which may include the anticipated liquidity and price volatility of our existing portfolio, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, the availability and cost of financing, our opinion as to the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial mortgage markets, our outlook for the level, slope, and volatility of interest rates, the credit quality of our borrowers and the collateral underlying our assets.

Our access to financing will depend upon a number of factors, over which we have little or no control, including:

•	general market conditions;
•	the market’s view of the quality of our assets;
•	the market’s perception of our growth potential;
•	our eligibility to participate in and access capital from programs established by the U.S. Government;
•	our current and potential future earnings and cash distributions; and
•	the market price of the shares of our common shares.

Continuing weakness in the capital and credit markets could adversely affect our ability to secure financing on favorable terms or at all. In addition, if regulatory capital requirements imposed on our private lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell loans at an inopportune time or price.

We cannot assure you that we will always have access to structured financing arrangements when needed. If structured financing arrangements are not available to us we may have to rely on equity issuances, which may be dilutive to our shareholders, or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our shareholders and other purposes. We cannot assure you that we will have access to such equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which may cause us to curtail our lending activities and/or dispose of loans in our portfolio, which could negatively affect our results of operations.

Our use of leverage may adversely affect the return on our assets and may reduce cash available for distribution to our shareholders, as well as increase losses when economic conditions are unfavorable.

We do not have a formal policy limiting the amount of debt we incur and our governing documents contain no limitation on the amount of leverage we may use. We may significantly increase the amount of leverage we utilize at any time without approval of our board of directors. In addition, we may leverage individual assets at substantially higher levels. Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

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•	our cash flow from operations may be insufficient to make required payments of principal and interest on our outstanding indebtedness or we may fail to comply with all of the other covenants contained in the debt, which is likely to result in (i) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (ii) our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements and/or (iii) the loss of some or all of our assets pledged or liened to secure our indebtedness to foreclosure or sale;
•	our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that yields will increase with higher financing costs;
•	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, shareholder distributions or other purposes; and
•	we are not able to refinance debt that matures prior to the asset it was used to finance on favorable terms, or at all.

Our board of directors may adopt leverage policies at any time without the consent of our shareholders, which could result in a portfolio with a different risk profile.

Risks Related to REIT Status and Investment Company Act Exemption

We have minimal experience operating as a REIT or managing a portfolio of assets in the manner necessary to maintain an exemption under the Investment Company Act, which may hinder our ability to achieve our business objectives or result in the loss of our qualification as a REIT.

Until 2014, we operated as a taxable C-corporation subject to federal corporate income taxes. While we have been profitable in every year since we started our lending business, we cannot assure you that we will be able to continue to operate our business successfully once we must operate in conformity with REIT requirements. As a result, we are subject to all of the customary business risks and uncertainties associated with any new business, including the risk that we will not achieve our objectives and, as a result, the value of our common shares could decline substantially.

The rules and regulations applicable to REITs under the Code are highly technical and complex and the failure to comply with these rules and regulations in a timely manner could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. None of our executive officers have any experience managing a portfolio of assets under these complex rules and regulations or operating a business in compliance with the numerous technical restrictions and limitations set forth in the Code applicable to REITs. In addition, we will be required to develop and implement or invest in substantial control systems and procedures in order for us to maintain our qualification as a public REIT. As a result, we cannot assure you that we will be able to successfully operate as a REIT or comply with rules and regulations applicable to REITs, which would substantially reduce our earnings and may reduce the value of our securities. In addition, in order to maintain our exemption from registration under the Investment Company Act, the assets in our portfolio will be subject to certain restrictions, which will limit our operations meaningfully. Neither of our executive officers has any experience managing a portfolio in the manner necessary to maintain our exemption from registration under the Investment Company Act, and no experience managing a public company under the constraints imposed by the Investment Company Act.

Our financial statements may be materially affected if our estimates prove to be inaccurate.

Financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, assessing the adequacy of the allowance for loan losses. These estimates, judgments and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. For example, currently, we do not carry any loan loss reserves. However, a decline in economic condition could negatively impact the credit quality of our loan portfolio and require us to establish loan loss reserves, which could have an adverse impact on our net income. In addition, because we have limited operating history as a REIT and limited experience in making these estimates, judgments and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations and the price of our securities.

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Complying with REIT requirements may hinder our ability to maximize profits, which would reduce the amount of cash available to be distributed to our shareholders. This could have a negative impact on the value of our securities.

In order to maintain our qualification as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning among other things, the composition of our assets, our sources of income, the amounts we distribute to our shareholders and the ownership of our capital stock. Specifically, we must ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of such issuer. In addition, no more than 5% of the value of our assets can consist of the securities of any one issuer, other than a qualified REIT security. If we fail to comply with these requirements, we must dispose of the portion of our assets in excess of such amounts within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences. In such event, we may be forced to sell non-qualifying assets at less than their fair market value. As a result of these requirements, our operating costs may increase to ensure compliance. For example, as a REIT, we may depend to a much greater extent than we currently do on communications and information systems. We may have to upgrade our existing systems in order to monitor a larger portfolio of loans, to track our revenue to make sure we do not inadvertently fail the revenue requirements for a REIT and to make sure that we distribute the requisite amount of our income to shareholders. In addition, we have to hire additional personnel to sustain a higher level of business and a larger portfolio. Thus, it is very likely that our operating expenses will increase and we cannot assure you that we will be able to sustain our profitability at our historical levels. In addition, we may also be required to make distributions to shareholders at times when we do not have funds readily available for distribution or are otherwise not optional for us. Accordingly, compliance with REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Our failure to remain qualified as a REIT would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our shareholders.

We intend to continue to operate in a manner that will enable us to continue to qualify as a REIT for U.S. federal income tax purposes as long as we believe it is in the best interests of our shareholders. While we believe that we qualify as a REIT for the taxable year ended December 31, 2014,we have not requested and do not intend to request a ruling from the Internal Revenue Service, or the IRS, that we qualify as a REIT for 2014 or future years. The U.S. federal income tax laws and the Treasury Regulations promulgated thereunder governing REITs are complex. In addition, judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, new legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Thus, while we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. These considerations also might restrict the types of assets that we can acquire in the future.

If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income, and distributions to our shareholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our shareholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our taxable income to our shareholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify.

REIT distribution requirements could adversely affect our ability to execute our business plan and may require us to incur debt or sell assets to make such distributions.

In order to qualify as a REIT, we must distribute to our shareholders, each calendar year, at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we are subject to U.S. federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax laws. We intend to distribute our net income to our shareholders in a manner that will satisfy the REIT 90% distribution requirement and to avoid the 4% nondeductible excise tax.

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Under the terms of the agreement governing the Webster Line of Credit, we are prohibited from paying dividends with respect to our common shares if at the time during the 90-day period before the payment of the dividend and the 90-day period following the payment of the dividend we are within $500,000 of our maximum borrowing ability under the facility. Under these circumstances, we would have to choose to either pay the dividend putting us in default under the Webster Credit Line and maintain our REIT status or not pay the dividend and jeopardize our REIT status. In either case, there would be material adverse consequences to us and our shareholders.

Our taxable income may substantially exceed our net income as determined by U.S. GAAP and differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue interest and discount income on mortgage loans before we receive any payments of interest or principal on such assets. We may be required under the terms of the indebtedness that we incur, to use cash received from interest payments to make principal payment on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our shareholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt, (iv) make a taxable distribution of our shares as part of a distribution in which shareholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash or (v) use cash reserves, in order to comply with the REIT distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax. Thus, compliance with the REIT distribution requirements may hinder our ability to grow, which could adversely affect the value of our securities.

Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

As a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes, including mortgage recording taxes. In addition, in order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may create “taxable REIT subsidiaries” to hold some of our assets. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to our shareholders.

Our qualification as a REIT may depend on the accuracy of legal opinions or advice rendered or given and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

In determining whether we qualify as a REIT, we may rely on opinions or advice of counsel as to whether certain types of assets that we hold or acquire are deemed REIT real estate assets for purposes of the REIT asset tests and produce income which qualifies under the 75% REIT gross income test. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

We may choose to make distributions in shares of our capital stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

We may distribute taxable dividends that are payable in cash and/or common shares at the election of each shareholder. Shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income. As a result, shareholders may be required to pay income taxes with respect to such dividends in excess of the cash portion of the dividend. Accordingly, shareholders receiving a distribution of common shares may be required to sell those shares or may be required to sell other assets they own at a time that may be disadvantageous in order to satisfy any tax imposed on the distribution they receive from us. If a shareholder sells the common shares that he or she receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common shares at the time of the sale. Furthermore, with respect to certain non-U.S. shareholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common shares, by withholding or disposing of some of the common shares in the distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our shareholders determine to sell our common shares in order to pay taxes owed on dividends, such sale may put downward pressure on the trading price of our common shares.

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Dividends payable by REITs do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our common shares.

Dividends payable by REITs are not eligible for the reduced rates generally applicable to dividends but are taxed at the same rate as ordinary income. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends. This could have an adverse impact on the market price of our common shares.

Liquidation of our assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our assets to repay obligations to our lenders, we may be unable to comply with these requirements, thereby jeopardizing our qualification as a REIT. In addition, we may be subject to a 100% tax on any gain realized from the sale of assets that are treated as inventory or property held primarily for sale to customers in the ordinary course of business.

The ownership restrictions set forth in our restated certificate of incorporation may not prevent five or fewer shareholders from owning 50% or more of our outstanding shares of capital stock causing us to lose our status as a REIT, which may inhibit market activity in our common shares and restrict our business combination opportunities..

In order for us to qualify as a REIT, not more than 50% in value of our outstanding common shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year, and at least 100 persons must beneficially own our stock during at least 335 days of a taxable year of 12 months, or during a proportionate portion of a shorter taxable year. To help insure that we meet the tests, our restated certificate of incorporation restricts the acquisition and ownership of our capital stock. The ownership limitation is fixed at 4.0 % of our outstanding shares of capital stock, by value or number of shares, whichever is more restrictive. Assaf Ran, our chief executive officer, is exempt from this restriction. As of the date of this prospectus, Mr. Ran owns 41.2% of our outstanding common shares. In addition our board of directors may grant such an exemption to such limitations in its sole discretion, subject to such conditions, representations and undertakings as it may determine. These ownership limits could delay or prevent a transaction or a change in control of our company that might involve a premium price for shares of our common shares or otherwise be in the best interest of our shareholders.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Although at the present time we have no plans to sell any of our loans, in the future we may need to sell all or a portion of our portfolio in order to raise funds, reduce our exposure to certain risks or for other reasons. In such event, in order to avoid the prohibited transactions tax, we may be required to structure the sales in ways that may be less beneficial than we would if we were not a REIT.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common shares.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be changed, possibly with retroactive effect. We cannot predict if or when any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective or whether any such law, regulation or interpretation may take effect retroactively. We and our shareholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

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We may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.

As a REIT, we are required to distribute to our shareholders at least 90% of our taxable income each year. We intend to satisfy this requirement through quarterly distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. Our ability to make distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. If we distribute proceeds from the sale of Securities, which would generally be considered to be a return of capital for tax purposes, our future earnings and cash available for distribution may be reduced from what they otherwise would have been. All distributions will be made at the discretion of our board of directors and will depend on various factors, including our earnings, our financial condition, our liquidity, our debt and preferred stock covenants, maintenance of our REIT qualification, applicable provisions of the New York Business Corporation Law (NYBCL), and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our shareholders:

•	how we deploy the net proceeds from the sale of Securities;
•	our ability to make loans at favorable interest rates;
•	expenses that reduce our cash flow;
•	defaults in our asset portfolio or decreases in the value of our portfolio; and
•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

A change in any of these factors could affect our ability to make distributions. As a result, we cannot assure you that we will be able to make distributions to our shareholders at any time in the future or that the level of any distributions we do make to our shareholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

In addition, distributions that we make to our shareholders will generally be taxable to our shareholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a shareholder’s investment in our shares of common shares.

We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

We intend to conduct our business in a manner that will qualify for the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act. The SEC generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). Any significant acquisition by us of non-real estate assets without the acquisition of substantial real estate assets could cause us to meet the definitions of an “investment company.” If we are deemed to be an investment company, we could be required to dispose of non-real estate assets or a portion thereof, potentially at a loss, in order to qualify for the 3(c)(5)(C) exception. We may also be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	restrictions on leverage or senior securities;
•	restrictions on unsecured borrowings;
•	prohibitions on transactions with affiliates;
•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our net asset value, the amount of funds available for investment and our ability to pay distributions to our shareholders could be materially adversely affected.

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Risks Related to Our Common Shares

We are effectively controlled by our shareholders whose interest may not always be aligned with the interests of our other shareholders.

As of the date of this prospectus, Assaf Ran, our chief executive officer, beneficially owns 41.2%, of our outstanding shares. Thus, Mr. Ran currently has and will continue to exercise effective control over all corporate actions. This concentration of ownership could have an adverse impact on the market price of our common shares.

There is limited trading in our common shares, which could make it difficult for you to sell your common shares.

Our common shares are listed on The NASDAQ Capital Market. Average daily trading volume in our common shares was approximately 38,000 shares in 2014 and 46,000 shares in 2015 through April 24th. The lack of liquidity may make it more difficult for you to sell your common shares when you wish to do so. Even if an active trading market develops, the market price of our common shares may be highly volatile and could be subject to wide fluctuations and may fall below the offering price of any Securities we may sell.

The market prices of our common shares may be adversely affected by future events.

Market factors unrelated to our performance could also negatively impact the value of our securities, including the market price of our common shares. One of the factors that investors may consider in deciding whether to buy or sell our common shares is our distribution rate as a percentage of our share price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our common shares. For instance, if interest rates rise, it is likely that the market price of our common shares will decrease as market rates on interest-bearing securities increase. Other factors that could negatively affect the market price of our common shares include:

•	our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;
•	actual or perceived conflicts of interest with individuals, including our executive officers;
•	equity issuances by us, or share resales by our shareholders, or the perception that such issuances or resales may occur;
•	actual or anticipated accounting problems;
•	changes in our earnings estimates or publication of research reports about us or the real estate industry;
•	changes in market valuations of similar companies;
•	adverse market reaction to any increased indebtedness we incur in the future;
•	additions to or departures of our key personnel;
•	speculation in the press or investment community;
•	our failure to meet, or the lowering of, our earnings’ estimates or those of any securities analysts;
•	increases in market interest rates, which may lead investors to demand a higher distribution yield for our common shares, if we have begun to make distributions to our shareholders, and would result in increased interest expenses on our debt;
•	changes in the credit markets;
•	failure to maintain our REIT qualification or exemption from the Investment Company Act;
•	actions by our shareholders;
•	price and volume fluctuations in the stock market generally;
•	general market and economic conditions, including the current state of the credit and capital markets;
•	sales of large blocks of our common shares;
•	sales of our common shares by our executive officers, directors and significant shareholders; and
•	restatements of our financial results and/or material weaknesses in our internal controls.

The price of our common shares is volatile, and purchasers of our common shares could incur substantial losses.

Historically, the price at which our common shares trade on The NASDAQ Capital Market has been extremely volatile and seemingly unrelated to our operating performance. In 2014, the price of our common shares on NASDAQ ranged from $1.58 to $4.10. In 2015, through April 24th, the range was $3.28 to $4.63. These broad market fluctuations may adversely affect the trading price of our common shares. Class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Any such litigation brought against us could result in substantial costs, which would hurt our financial condition and results of operations, divert management’s attention and resources.

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Common shares eligible for future sale may have adverse effects on our share price.

As of the date of this prospectus, we have outstanding options to purchase 71,000 common shares with exercise prices range from $1.01 to $2.92 per share, outstanding warrants to purchase 3,600 common shares at a price of $2.30 and outstanding warrants to purchase 87,719 shares at a price of $3.5625 per share. Upon issuance, the common shares underlying these options and warrants would be immediately saleable. We cannot predict the effect, if any, the exercise of these options or the future sale of the common shares issuable upon the exercise of these options would have on the market price of our common shares. The market price of our common shares may decline significantly when the restrictions on resale or lock up agreements by certain of our shareholders lapse. Sales of substantial amounts of common shares or the perception that such sales could occur may adversely affect the prevailing market price for our common shares.

We may, from time-to-time, issue common shares and securities convertible into, or exchangeable or exercisable for, common shares to attract or retain key employees or in public offerings or private placements to raise capital. We are not required to offer any such shares or securities to existing shareholders on a preemptive basis. Therefore, it may not be possible for existing shareholders to participate in such future share or security issuances, which may dilute the existing shareholders’ interests in us.

Future offerings of debt or equity securities, which would rank senior to our common shares, may adversely affect the market price of our common shares.

If we decide to issue debt or equity securities in the future, which would rank senior to our common shares, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may result in dilution to owners of our common shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common shares will bear the risk of our future offerings reducing the market price of our common shares and diluting the value of their stock holdings in us.

Risks Related to Our Organization and Structure

Certain provisions of New York law could inhibit changes in control.

Various provisions of the NYBCL may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of our common shares with the opportunity to realize a premium over the then-prevailing market price of our common shares. For example, we are subject to the “business combination” provisions of the NYBCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between us and an “interested shareholder” (defined generally as any person who beneficially owns 20% or more of our then outstanding voting capital stock or an affiliate thereof for five years after the most recent date on which the shareholder becomes an interested shareholder.) After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of directors and approved by the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding shares of our voting capital stock other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder. These provisions do not apply if holders of our common shares receive a minimum price, as defined under the NYCBL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its common shares. They also do not apply to business combinations that are approved or exempted by a board of directors prior to the time that the interested shareholder becomes an interested shareholder.

Our authorized but unissued common and preferred shares may prevent a change in our control.

Our restated certificate of incorporation authorizes us to issue up to 25,000,000 common shares and 5,000,000 preferred shares. Currently, we have 6,435,408 common shares issued and 6,258,408 outstanding on a fully diluted basis and no preferred shares outstanding. Our board of directors has the power and authority to create classes of common or preferred shares, with such rights and designations as it deems appropriate or advisable, which rights and designations may be senior to or have a priority over the rights and designations of any existing class of common or preferred shares. For example, our board of directors may establish a series of common or preferred shares that could delay or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

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Our rights and the rights of our shareholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Our restated certificate of incorporation limits the liability of our present and former directors to us and our shareholders for money damages to any breach of duty in such capacity, if a judgment or other final adjudication adverse to a present or former officer or director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the NYBCL. Section 719 of the NYBCL limits directory liability to the following four instances:

•	declarations of dividends in violation of the NYBCL;
•	a purchase or redemption by a corporation of its own shares in violation of the NYBCL;
•	distributions of assets to shareholders following dissolution of the corporation without paying or providing for all known liabilities; and
•	making any loans to directors in violation of the BCL.

Our restated certificate of incorporation and bylaws authorizes us to indemnify our directors and officers for actions taken by them in those capacities to the maximum extent permitted by the NYBCL. In addition, we may be obligated to pay or reimburse the defense costs incurred by our present and former directors and officers without requiring a preliminary determination of their ultimate entitlement to indemnification.

Our bylaws contain provisions that make removal of our directors difficult, which could make it difficult for our shareholders to effect changes to our management.

Our bylaws provide that, a director may be removed by either the board of directors or by shareholders for cause. Vacancies may be filled only by a majority of the remaining directors in office, even if less than a quorum, unless the vacancy occurred as a result of shareholder action, in which case the vacancy must be filled by a vote of shareholders at a special meeting of shareholders duly called for that purpose. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our shareholders.

Investors in our July 28, 2014 public offering may be entitled to rescind their purchase and receive a refund of the original price

On July 28, 2014, we distributed a final prospectus in connection with the sale of 1,754,386 common shares at $2.85 per share in a firm commitment public offering. The final prospectus may have been issued and the offering consummated without distributing a preliminary prospectus meeting the requirements of Section 10 of the Securities Act. As a result, investors in that offering may be entitled to rescind their purchase and receive a refund of the original purchase price in that public offering or sue for damages if they sold their shares. In order to receive a refund, a purchaser is required to notify us in writing of the purchaser’s election to rescind the transaction by July 28, 2015 and, if the notice is accepted, return all common shares purchased in the public offering along with dividends received on those shares. If we do not accept the rescission notice, the purchaser may bring a rescission action against us by such date to compel such action.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements after the date of this prospectus to confirm these statements in relationship to actual results or revised expectations.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

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USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the Securities offered hereby for general corporate purposes and working capital, which may include expanding our portfolio of real estate loans secured by first mortgage liens, repayment of existing indebtedness and new investment opportunities as suitable opportunities arise. Further details relating to the use of the net proceeds from any particular offering of Securities will be set forth in the applicable prospectus supplement.

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MARKET PRICE OF COMMON SHARES
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common shares are traded on The NASDAQ Capital Market under the symbol “LOAN”. The high and low sales prices for our common shares as reported by The NASDAQ Capital Market for the quarterly periods during the current year (i.e., 2015) and each of the last two years (i.e., 2014 and 2013) were as follows:

	High	Low
2015
Second Quarter (through April 24th)	$4.63	$3.87
First Quarter	$4.44	$3.28
2014
Fourth Quarter	$4.10	$2.61
Third Quarter	$4.00	$2.35
Second Quarter	$3.39	$1.80
First Quarter	$2.14	$1.58
2013
Fourth Quarter	$2.30	$1.65
Third Quarter	$2.18	$1.42
Second Quarter	$1.74	$1.20
First Quarter	$1.50	$1.02

On April 24, 2015, the last reported sale price of our common shares on The NASDAQ Capital Market was $4.37 per share.

Holders

As of April 24, 2015, the approximate number of record holders of our common shares was 18. The number of holders does not include individuals or entities who beneficially own shares but whose shares, which are held of record by a broker or clearing agency, but does include each such broker or clearing agency as one record holder. We believe we have over 2,300 beneficial shareholders.

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DIVIDENDS AND DISTRIBUTION POLICY

The holders of our common shares are entitled to receive dividends as may be declared from time to time by our board of directors. Payments of future dividends are within the discretion of our board of directors and depend on, among other factors, our retained earnings, capital requirements, operations and financial condition.

In 2003 we declared and paid an annual dividend of $0.25 per common share.

In 2004 we declared and paid an annual dividend of $0.28 per common share.

In 2005 we declared and paid an annual dividend of $0.40 per common share.

In 2013, we declared an annual dividend of $0.04 per common share payable in quarterly installments commencing on May 20, 2013.

In February 2014, we declared an annual dividend equal to $0.08 per common share, payable in quarterly installments commencing on May 20, 2014. Subsequently, in June 2014, we increased the annual dividend to $0.28 per share, payable in equal quarterly installments of $0.07 per share beginning in July 2014, superseding the declaration in February 2014.

In December 2014 and March 2015, we increased the quarterly dividend payable on January 15, 2015 and April 15, 2015, respectively, to $0.08 per share.

In order to comply with certain REIT qualification requirements, we are required, before the end of any REIT taxable year in which we have accumulated earnings and profits attributable to a non-REIT year, to declare a dividend to our shareholders to distribute such accumulated earnings and profits (a “Purging Distribution”). As of January 1, 2015, we did not have any accumulated earnings and profits attributable to a non-REIT year. Accordingly, we are not required to make a Purging Distribution.

From and after the effective date of our REIT election, we intend to pay regular quarterly distributions to holders of our common shares in an amount not less than 90% of our REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gains). U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. We distributed approximately 100% of our 2014 taxable income to our shareholders. However, a portion of 2014 taxable income was distributed in January and April 2015 and both those distributions had record dates in 2015. Accordingly, we incurred an excise tax of $14,000. We intend to make distributions to our shareholders to comply with the REIT requirements of the Code.

Under the terms of the agreement governing the Webster Line of Credit, we are prohibited from paying dividends with respect to our common shares if at the time during the 90-day period before the payment of the dividend and the 90-day period following the payment of the dividend we are within $500,000 of our maximum borrowing ability under the facility. Under these circumstances, we would have to choose to pay the dividend and default on the Webster Credit Line to maintain our REIT status or not pay the dividend and jeopardize our REIT status. In either case, there would be material adverse consequences to us and our shareholders.

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DESCRIPTION OF COMMON SHARES

The following description of our common shares is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation and bylaws, each as amended, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the NYBCL. In addition, the specific terms of any series of preferred shares will be described in the applicable prospectus supplement.

Authorized Capitalization

Our authorized capital stock includes 25,000,000 common shares, par value $0.001 per share. As of the date of this prospectus, there are 6,273,089 common shares issued, of which 6,096,089 were outstanding and 177,000 shares were held in the treasury, and no preferred shares issued or outstanding.

Common Shares

Subject to preferences that may apply to preferred shares outstanding at the time, the holders of outstanding common shares are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors may from time to time determine. Each shareholder is entitled to one vote for each common share held on all matters submitted to a vote of shareholders. Directors are elected by plurality vote. Therefore, the holders of a majority of the common shares voted can elect all of the directors then standing for election. The common shares are not entitled to preemptive rights and are not subject to conversion or, as more fully described below in “Restrictions on Ownership and Transfer,” except in the case of a prohibited transfer, redemption. If we are liquidated or dissolved or our business is otherwise wound up, the holders of common shares would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred shares. Each outstanding common share is, and all common shares to be outstanding upon completion of any offering under the registration statement of which this prospectus forms a part, will be, fully paid and nonassessable.

Authorized but Unissued Capital Stock

New York law does not require shareholder approval for any issuance of authorized shares, except in certain limited circumstances. However, the listing requirements of NASDAQ, which would apply for so long as our common shares are listed on one of the NASDAQ exchanges, require shareholder approval of certain issuances (other than a public offering) equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common shares, as well as for certain issuances of stock in compensatory transactions. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved common shares may be to enable our board of directors to sell shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the board, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive shareholders of opportunities to sell their common shares at prices higher than prevailing market prices.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC.

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DESCRIPTION OF PREFERRED SHARES

The following description of the terms of our preferred shares is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation and bylaws, each as amended, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the NYBCL. In addition, the specific terms of any series of preferred shares will be described in the applicable prospectus supplement.

General

Our restated certificate of incorporation provides that we may issue up to 5,000,000 preferred shares, $0.01 par value per share. There are no preferred shares currently outstanding.

The following description of the preferred shares sets forth general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our restated certificate of incorporation and bylaws and any applicable articles supplementary designating terms of a series of preferred shares.

The issuance of preferred shares could adversely affect the voting power, dividend rights and other rights of holders of common shares. Our board of directors could establish another series of preferred shares that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common shares or otherwise be in the best interest of the holders thereof. Management believes that the availability of preferred shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Terms

Subject to the limitations prescribed by our restated certificate of incorporation, our board of directors is authorized to fix the number of preferred shares constituting each series and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board of directors. The preferred shares will, when issued in exchange for the consideration therefor, be fully paid and nonassessable by us and will have no preemptive rights.

Reference is made to the prospectus supplement relating to the series of preferred shares offered thereby for the specific terms thereof, including:

•	The title and stated value of the preferred shares;
•	The number of preferred shares in the class, the liquidation preference per share and the offering price;
•	The dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred shares;
•	The date from which dividends on the preferred shares shall accumulate, if applicable;
•	The procedures for any auction and remarketing, if any, for the preferred shares;
•	The provision for a sinking fund, if any, for the preferred shares;
•	The provision for redemption, if applicable, of the preferred shares;
•	Any listing of the preferred shares on any securities exchange;
•	The terms and conditions, if applicable, upon which the preferred shares may or will be convertible into common shares, including the conversion price or manner of calculation thereof;
•	The relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•	Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of our company as a REIT;
•	A discussion of federal income tax considerations applicable to the preferred shares; and
•	Any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

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Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank:

•	senior to all classes or series of common shares and to all equity securities issued by us the terms of which provide that the equity securities shall rank junior to the preferred shares;
•	junior to all equity securities issued by us which the terms of the preferred shares provide will rank senior to it. The term "equity securities" does not include convertible debt securities; and
•	on a parity with all equity securities issued by us other than those referred above.

Dividends

Unless otherwise specified in the applicable prospectus supplement, the preferred shares will have the rights with respect to payment of dividends set forth below.

Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends in the amounts and on the dates as will be set forth in, or pursuant to, the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our share transfer books on the record dates as shall be fixed by our board of directors.

Dividends on any series of preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred shares for which dividends are non-cumulative, then the holders of such series of preferred shares will have no right to receive a dividend in respect of the related dividend period and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on such series of preferred shares are declared payable on any future dividend payment date.

Redemption

If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of our capital stock ranking junior to the preferred shares of such series in the distribution of assets upon any liquidation, dissolution or winding up of our company, the holders of the preferred shares shall be entitled to receive out of the assets of our company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share that is set forth in the applicable prospectus supplement, plus an amount equal to all dividends accumulated and unpaid thereon, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no rights or claim to any of our remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares of such series and the corresponding amounts payable on all shares of other classes or series of capital stock of our company ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all such other classes or series of capital stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

In determining whether a distribution (other than upon our voluntary or involuntary liquidation, dissolution or winding up) by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under the NYBCL, no effect shall be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of any series of preferred shares whose preferential rights upon dissolution are superior to those receiving the distribution.

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Voting Rights

Holders of preferred shares will not have any voting rights, except as set forth below or as otherwise indicated in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the applicable prospectus supplement. The terms will include the number of common shares into which the preferred shares are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred shares.

Restrictions on Ownership

As discussed below under "Restrictions on Ownership of Capital Stock," for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year. An individual for these purposes is defined by the federal income tax laws pertaining to REITs. The application of the Code restrictions on stock ownership is very complex. Therefore, the certificate of designation for each series of preferred shares may contain provisions restricting the ownership and transfer of such series of preferred shares. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred shares.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred shares is American Stock Transfer & Trust Company, LLC.

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DESCRIPTION OF WARRANTS

The following description of warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant agreement.

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, which may include a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will describe in the applicable prospectus supplement the terms relating to warrants being offered including:

•	the offering price and aggregate number of warrants offered;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase common shares or preferred shares, the number of shares of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants, if material;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common shares or preferred shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up of our affairs or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We intend to set forth in any warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and any warrant certificate or other form required for exercise properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant or warrant certificate are exercised, then we will issue a new warrant or warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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DESCRIPTION OF DEBT SECURITIES

The following description of the terms of debt securities that we may issue and the related indenture, if any, is only a summary. This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to the applicable indentures, which will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may offer secured or unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible or exchangeable into another security. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into by us and a bank or trust company. As of the date of this prospectus, we have not entered into any indenture agreements. In addition, under the terms of the Webster Credit Line, our ability to incur any funded indebtedness is limited.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement.

The terms of the debt securities will include those set forth in the applicable indenture and those made a part of the applicable indenture by the Trust Indenture Act of 1939, or TIA, if any. You should read this summary, the applicable prospectus supplement and the provisions of the applicable indenture or supplemental indenture, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the respective indentures may be unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the issuer or co-obligors of such debt securities;
•	the guarantors of each series, if any, and the terms of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	whether the debt securities will be secured or unsecured;
•	any applicable subordination provisions;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;
•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	form;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;
•	amount of discount or premium, if any, with which such debt securities will be issued;
•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the issuer or co-obligors, as the case may be, can select the payment currency;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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•	any restriction or conditions on the transferability of the debt securities;
•	the securities exchange(s) on which the debt securities will be listed, if any;
•	whether any underwriter(s) will act as a market maker(s) for the debt securities;
•	the extent to which a secondary market for the debt securities is expected to develop;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•	compensation payable to and/or reimbursement of expenses of the trustee of the series of debt securities;
•	provisions for the defeasance of the debt securities or related to satisfaction and discharge of the indenture;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and
•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of U.S. $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indentures and the corresponding debt securities shall be construed in accordance with and governed by the laws of the State of New York.

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DESCRIPTION OF UNITS

We may issue units consisting of a combination of two or more of any offered securities, at a single price or at a separate price for each security included in the unit. The securities offered may be issued separately or may be evidenced by a separate unit certificate, which may or may not trade separately. The terms and conditions governing the issuance of any units, including the form and content of any certificate evidencing the units, will be described in detail in the prospectus supplement to be filed in connection with the offering of such units.

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CERTAIN PROVISIONS OF NEW YORK LAW AND
OF OUR RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

The following summary of certain provisions of New York law and of our restated certificate of incorporation, which will be filed immediately prior to the date of this prospectus and our bylaws, as amended, does not purport to be complete and is subject to and qualified in its entirety by reference to the NYBCL and to our certificate of incorporation and bylaws. Copies of our certificate of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Our Board of Directors

We have one class of directors. Each director serves for a one-year term or until his or her successor is elected and qualified. Our bylaws provide that our board of directors will consist of not less than one and not more than nine directors. At the present time our board of directors consists of five members.

Election of Directors; Removals; Vacancies

Directors are elected by a plurality of all of the votes cast in the election of directors.

Under our bylaws a director may be removed for cause by the board of directors or by the shareholders acting by a simple majority.

Our bylaws provide that vacancies on our board of directors may be filled by the remaining directors, even if the remaining directors do not constitute a quorum. However, only shareholders can fill a vacancy on our board of directors that is caused by the removal of a director by action of shareholders. Any director elected to fill a vacancy will serve for the remainder of the full term of the director he or she is replacing or until his or her successor is duly elected and qualifies.

Meetings of Shareholders

Our bylaws provide that a meeting of our shareholders for the election of directors and the transaction of any business will be held annually on such day during the period from May 1 through October 31, other than a legal holiday and at the time and place set by the board of directors. Our bylaws provide that a special meeting of shareholders may be called at any time by the president and must be called by the president at the request in writing of a majority of the directors then in office or at the request in writing filed with our secretary by the holders of a majority of our issued and outstanding shares of capital stock entitled to vote at such a meeting.

Shareholder Actions by Written Consent

Under Section 615 of the NYBCL and our restated certificate of incorporation, shareholder action may be taken without a meeting if a written consent, setting forth the action so taken, is given by the shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.

Amendment of Certificate of Incorporation and Bylaws

Under the NYBCL, a New York corporation may amend its certificate of incorporation if such action is declared advisable by the board of directors and approved by the affirmative vote of shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our bylaws provide that each of our board of directors and our shareholders has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Transactions Outside the Ordinary Course of Business

Under the NYBCL, a New York corporation generally may not dissolve, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter, unless a greater percentage is specified in the corporation’s certificate of incorporation. Our restated certificate of incorporation does not provide for a super majority vote on any matter.

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Business Combinations

Under the NYBCL, certain “business combinations” (including a merger, consolidation, statutory share exchange and, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a New York corporation and an “interested shareholder” (defined generally as any person who beneficially owns, directly or indirectly, 20% or more of the voting power of the corporation’s outstanding voting shares) or an affiliate of such an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of holders of a majority of the outstanding voting stock of the corporation other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the corporation’s common shareholders receive a minimum price (as described in the NYBCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. A corporation’s board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

REIT Qualification

Our restated certificate of incorporation provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify to be taxed as a REIT.

Limitation on Directors’ Liability and Indemnification of Directors and Officers

The NYBCL permits a New York corporation to include in its certificate of incorporation a provision limiting the liability of its directors to the corporation and its shareholders for money damages, except if a judgment or other final adjudication establishes that (i) the director’s acts were committed in bad faith, (ii) involved intentional misconduct or a knowing violation of law, (iii) he personally gained a financial profit or other advantage to which he was not legally entitled or (iv) his act involves (A) the declaration of a dividend that violated section 510 of the NYBCL; (B) the purchase or redemption of our shares in violation of section 513 of the NYBCL; (C) the distribution of assets to shareholders after dissolution without paying or adequately providing for the payment of all known liabilities; and (D) the making of loans to a director in violation of section 714 of the NYBCL.

The NYBCL permits us to indemnify any present or former director or officer, against judgments, fines, settlements and reasonable expenses including attorney’s fees actually and necessarily incurred as a result of the action or proceeding, including any appeals, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

In addition, the NYBCL permits us to advance reasonable expenses to a director or officer upon our receipt of an undertaking by or on behalf of such officer or director to repay such amount as, and to the extent, such officer or director is ultimately found not to be entitled to indemnification or, if entitled to indemnification, to the extent the amount advanced exceeds the indemnification to which such officer or director is entitled.

Our restated certificate of incorporation and bylaws obligate us, to the fullest extent permitted by New York law in effect from time to time, to indemnify, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity and any individual who, while a member of our board of directors and at our request, serves or has served as a director, officer, trustee or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity authorized by;

•	by the board, acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in the NYBCL; or

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•	by the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer; or
•	by the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

The indemnification and payment or reimbursement of expenses provided by the indemnification provisions of our restated certificate of incorporation and bylaws are not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any statute, bylaw, resolution, insurance, agreement, vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK

In order for us to qualify to be taxed as a REIT under the Code, shares of our capital stock must be owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to qualify to be taxed as a REIT has been made). Also, not more than 50% of the value of the outstanding shares of our stock (after taking into account options to acquire shares of stock) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify to be taxed as a REIT, we must satisfy other requirements as well.

Our restated certificate of incorporation provides that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 4.0%, by value or number of shares, whichever is more restrictive, of our outstanding capital stock. We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of shares as described below, would beneficially own or constructively own shares of our capital stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause shares owned beneficially or constructively by a group of related individuals and/or entities to be deemed owned beneficially or constructively by one individual or entity. As a result, even if a shareholder’s actual ownership does not exceed the share ownership limits described, on a constructive ownership basis such shareholder may exceed those limits.

The ownership limits described above do not apply to Assaf Ran, our current chief executive officer, who, as of the date of this prospectus, owns 41.2% of our outstanding common shares, or any other shareholder whose ownership exceeds the limit described above at the time we filed our restated certificate of incorporation. In addition, our board of directors, in its sole discretion, may exempt, prospectively or retroactively, a particular shareholder from the ownership limits or establish a different limit on ownership (the “excepted holder limit”) if we obtain representations and undertakings from such shareholders as are reasonably necessary for the board of directors to determine that such shareholder’s beneficial or constructive ownership of our shares will not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT. Any violation or attempted violation of any such representations or undertakings will result in such shareholder’s shares being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing the excepted holder limit, our board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.

In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the common share ownership limit, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of our outstanding shares or we would otherwise fail to qualify to be taxed as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares or our shares of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common shares or our shares of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of all other classes or series, as applicable, will violate the decreased ownership limit.

Thus, our restated certificate of incorporation prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify to be taxed as a REIT;
•	any person from transferring shares of our capital stock if the transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code); and

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•	any person from beneficially or constructively owning shares of our capital stock to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of shares of our capital stock described above, or who would have owned shares of our stock transferred to the trust as described below, must immediately give notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days’ prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer of shares of our capital stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, to be taxed as a REIT or that compliance with the restrictions and limits on ownership and transfer of shares of our capital stock described above is no longer required.

If any transfer of shares of our capital stock would result in shares of our capital stock being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares. In addition, if any purported transfer of shares of our capital stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by our board of directors, or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT or as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violating transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify to be taxed as a REIT or as a “domestically controlled qualified investment entity,” then the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of our capital stock held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares of our capital stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will exercise all voting rights and receive all distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Subject to New York law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, accepts such offer. We may reduce the amount so payable to the prohibited owner by the amount of any dividend or distribution that we made to the prohibited owner before we discovered that the shares had been automatically transferred to the trust, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of shares of our capital stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to the discovery by us that shares have been transferred to a trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

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In addition, if our board of directors determines that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of shares of our stock described above, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 4% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our capital stock, within 30 days after the end of each taxable year, must give us written notice stating the shareholder’s name and address, the number of shares of each class and series of our capital stock that the shareholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us such additional information as we may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our capital stock and any person or entity (including the shareholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner must, on request, provide to us such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

Certificates representing shares of our capital stock will bear a legend referring to the restrictions on ownership and transfer of shares of our capital stock described above.

The restrictions on ownership and transfer of shares of our stock described above could delay, defer or prevent a transaction or a change in control, including one that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material United States federal income tax consequences that are generally applicable to prospective holders of the Securities. The specific tax consequences of owning the Securities will vary depending on the circumstances of a particular shareholder or noteholder. The discussion contained herein does not address all aspects of federal income taxation that may be relevant to particular holders. Therefore, we strongly recommend that shareholders and noteholders review the following discussion and then consult with a tax advisor to determine the anticipated tax consequences of owning the Securities.

The information in this section and the opinions of Morse, Zelnick, Rose & Lander, LLP (“MZRL”) are based on the Code, existing and proposed Treasury regulations thereunder, current administrative interpretations and court decisions. We cannot assume that future legislation, Treasury regulations, administrative interpretations and court decisions will not significantly change current law or affect existing interpretations of current law in a manner which is adverse to shareholders or noteholders. Any such change could apply retroactively to transactions preceding the date of change. We cannot assume that the opinions and statements set forth herein, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

This summary does not discuss state, local or foreign tax considerations. Except where indicated, the discussion below describes general federal income tax considerations applicable to individuals who are U.S. persons for federal income tax purposes (as described below) and who hold the offered Securities as "capital assets" within the meaning of Section 1221 of the Code. Accordingly, the following discussion has limited application to domestic corporations and persons subject to specialized federal income tax treatment, such as foreign persons, trusts, estates, tax-exempt entities, regulated investment companies and insurance companies.

Under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, prospective shareholders and noteholders should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition, prospective shareholders and noteholders are urged to consult with their own tax advisors with regard to the application of the federal income tax laws to such shareholders' and noteholders' respective personal tax situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

For purposes of this summary, a “U.S. holder” is a beneficial owner of common shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of Securities that is not a U.S. holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax considerations of the purchase, ownership and disposition of our Securities.

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Taxation of Manhattan Bridge Capital

General

This section is a summary of certain federal income tax matters of general application pertaining to REITs under the Code. The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law. This summary is qualified in its entirety by the applicable Code provisions, regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly retroactively.

We intend to make an election to be treated as a REIT under the Code for our taxable year ended December 31, 2014. The election will be made on our 2014 federal income tax return, which we expect to file on or before September 15, 2015. We believe that we meet all of the requirements for REIT qualification for U.S. federal income tax purposes. We have received an opinion of counsel that, the following discussion fairly summarizes the material U.S. federal income tax considerations relevant to our status as a REIT under the Code and to investors who purchase Securities. The following summary of certain material U.S. federal income tax consideration is based on current law, is for general information only, and is not intended to be (and is not) tax advice.

It must be emphasized that this opinion of counsel is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. Included in these assumptions is that no group of five or fewer shareholders will own 50% of more of our outstanding common shares. In addition, the accuracy of such opinion may also depend on the accuracy of certain opinions rendered to us in connection with various transactions in which we may engage in the future. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by counsel or by us that we will so qualify for any particular year. Counsel will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed in their opinion or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service (IRS) or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

We will elect to be taxed as a REIT under Sections 856 through 860 of the Code effective for our taxable year ended December 31, 2014. The election will be made when we file our 2014 federal income tax return, which will be on or before September 15, 2015. We believe that we have been organized and have operated, and we intend to continue to operate, in a manner to qualify as a REIT. In the opinion of MZRL, commencing with our taxable year ended December 31, 2014, we have been organized and have been operated in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. This opinion is based on factual representations relating to our organization and operation, factual representations relating to our continued efforts to comply with the various REIT tests and such documents that MZRL has considered necessary or appropriate to review as a basis for rendering its opinion. Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual annual operating results, the various qualification tests imposed under the Code. MZRL will not review compliance with these tests on a continuing basis.

If we qualify as a REIT, we generally will not be subject to federal corporate income tax on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” (at the corporate and shareholder levels) that generally results from investment in a corporation. However, notwithstanding our qualification as a REIT, we will be subject to federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. For this purpose, REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.
•	We may, under certain circumstances, be subject to the “alternative minimum tax” on our items of tax preference.
•	If we have (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income. Foreclosure property generally consists of property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.
•	We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

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•	If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the excess of 75% of our gross income over the amount of such income attributable to sources which qualify under the 75% gross income test and (2) the excess of 95% of our gross income over the amount of such income attributable to sources which qualify under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.
•	If we should fail to satisfy any of the REIT asset tests discussed below (other than a de minimis failure of the 5% or 10% asset tests, as discussed below), due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the applicable test.
•	If we should fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or asset tests) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each failure.
•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we would be subjected to a 4% excise tax on the excess of such required distribution over the sum of (i) amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level. Any REIT ordinary income and capital gain net income on which an income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the amount of this tax.
•	If we acquire any asset from a C corporation (including, without limitation, by virtue of our REIT election), in a transaction in which the tax basis of the asset in our hands is determined by reference to the tax basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the applicable “recognition period” (currently 10 years from the time of acquisition, subject to potential legislative changes) then we will generally be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) the adjusted tax basis in the asset, in each case, determined as of the beginning of the applicable recognition period. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations either are made or forgone, by us or by the entity from which the assets are acquired, in each case, depending on the date the acquisition occurred.
•	We may be subject to a 100% tax on some items of income or expense that are directly or constructively paid between a taxable REIT subsidiary (as described below) and a REIT if and to the extent that the IRS successfully adjusts the reported amounts of these items.
•	If we elect to retain the proceeds from the sale of assets that result in net capital gain, we will be required to pay tax at regular corporate tax rates on the retained net capital gain; each shareholder will be required to include the shareholder’s proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in the shareholder’s income, and each of our shareholders will receive a credit or refund for the shareholder’s proportionate share of the tax we pay.
•	We may be required to pay penalties under certain circumstances, including if we fail to meet certain record keeping requirements.

Furthermore, notwithstanding our status as a REIT, we may have to pay certain state and local income taxes because not all states and localities treat REITs the same as they are treated for federal income tax purposes. We could also be subject to foreign taxes on investments and activities in foreign jurisdictions. In addition, certain of our subsidiaries are subchapter C corporations, the earnings of which are subject to federal corporate income tax. Finally, we could also be subject to tax in certain situations and on certain transactions not presently contemplated.

Requirements for qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or transferable certificates of beneficial interest;
(3)	which would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;
(4)	which is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons;

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(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities);
(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and
(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that the first four conditions must be met during the entire taxable year, and that the fifth condition must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of the sixth condition, specified tax-exempt entities (but generally excluding trusts described in Section 401(a) and exempt under Section 501(a) of the Code) generally are treated as individuals and other entities, including pension funds, are subject to “look-through” attribution rules to determine the individuals who constructively own the shares held by the entity.

We intend to operate in a manner so as to satisfy each of the above conditions. In addition, with regard to the fifth and sixth conditions described above, our restated certificate of incorporation will include restrictions regarding ownership and transfers of our shares, which provisions are intended to assist us in satisfying these share ownership requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements or otherwise fail to meet the conditions described above, we will fail to qualify as a REIT. See our discussion under “— Failure to qualify as a REIT” for a discussion of the implications of such failure to qualify as a REIT. However, if we comply with certain rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth condition described above, we will be treated as having met this requirement.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the persons required to include in gross income the REIT dividend. A shareholder who fails or refuses to comply with the demand must submit a statement with such shareholder’s tax return disclosing the actual ownership of the shares and certain other information.

In addition, we must use a calendar year for federal income tax purposes, satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status, and comply with the recordkeeping requirements of the Code and regulations promulgated thereunder. We have had and will continue to have a calendar year, and intend to satisfy the relevant filing, administrative, recordkeeping, and other requirements established by the IRS, the Code and regulations promulgated thereunder that must be met to elect and maintain REIT status.

Gross income tests

In order to maintain qualification as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived directly or indirectly from certain investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest or income from certain types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, an amount that depends in whole or in part on the income or profits of a debtor is not excluded from the term “interest” to the extent the amount is attributable to qualified rents received by the debtor if the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property.

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Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. We expect that all or most of the mortgage loans that we acquire will be secured only by real property and no other property value will be taken into account in our underwriting process, however, it is uncertain whether some or all of our mortgage loans may be treated by the IRS as secured by other property, particularly, in the case of a distressed mortgage loan for which the borrower has provided a recourse guarantee. Furthermore, we do not accrue interest income or market discount on defaulted or delinquent loans when certain criteria are satisfied. The criteria generally relate to whether those amounts are uncollectable or of doubtful collectability. Revenue Procedure 2011-16, which would be relevant if the IRS were to challenge our position with respect to the accrual of interest income and market discount and were to conclude that our mortgage loans are secured by other property, provides that that the IRS will treat mortgage loans acquired by a REIT that are secured by real property and other property as producing in part non-qualifying income for the 75% gross income test. Specifically, Revenue Procedure 2011-16 indicates that interest income on such a mortgage loan will be treated as qualifying income based on the ratio of: (i) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (ii) the face amount of the loan (and not the purchase price or current value of the loan). In the case of a distressed mortgage loan, the face amount of the loan will typically exceed the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan. At this time, we do not intend to invest in distressed mortgage loans.

In the future, we may agree to modify the terms of our mortgage loans to avoid foreclosure actions and for other reasons. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan, generally resulting in taxable gain or loss that is potentially eligible for installment method reporting. To the extent that such mortgage loan qualified as a real estate asset for purposes of the 75% asset test (see “— Asset tests,” below), we intend to treat a proportionate part of any gain from a deemed exchange of a mortgage loan as income qualifying under the 75% gross income test. With respect to the interest income we subsequently receive from a mortgage loan that has been the subject of a deemed exchange, IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. We cannot assure you that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2011-16. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals, but rather will rely on internal valuations. We cannot assure you that the IRS will not successfully challenge our internal valuations. If the terms of our mortgage loans are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2011-16 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test and/or the 75% asset test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower.

We may enter into sale and repurchase agreements under which we nominally sell all or a portion of our mortgage portfolio to a counterparty and simultaneously entered into an agreement to repurchase the sold assets. Based on positions the IRS has taken in analogous situations, we believe that we will be treated for purposes of the REIT gross income and asset tests (see “— Asset tests,” below) as the owner of the mortgage assets that are the subject of any such agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to qualify as a REIT could be adversely affected.

Our share of any dividends received from our non-REIT corporate subsidiaries and from other corporations in which we own an interest, will generally qualify under the 95% gross income test but not under the 75% gross income test. We do not anticipate that we will receive sufficient dividends from such persons to cause us to exceed the limit on nonqualifying income under the 75% gross income test.

If the IRS successfully asserts that any amount of interest or other deduction of a taxable REIT subsidiary for amounts paid to us exceeds amounts determined at arm’s length, the IRS’s adjustment of such an item could trigger a 100% excise tax which would be imposed on the portion that is excessive. See “— Penalty Tax” below.

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Taking into account our anticipated sources of nonqualifying income, we believe that our aggregate gross income from all sources will satisfy the income tests applicable to us. However, we may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodic monitoring of our income. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. See “— Failure to Qualify as a REIT” in this section for a discussion of the implications of such failure to qualify as a REIT. As discussed above in “— Taxation of REITs — General” in this section, even where these relief provisions apply, we would be subject to a penalty tax based upon the amount of our non-qualifying income.

Asset tests

At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

First, at least 75% of the value of our total assets at the end of each quarter must consist of real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering by us or a public debt offering by us with a term of at least five years, but the stock or debt instrument qualifies as a “real estate asset” only for the one-year period beginning on the date that we receive the proceeds of the offering.

Second, not more than 25% of the value of our total assets may be represented by securities (other than those securities that qualify for purposes of the 75% asset test).

Third, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Fourth, except for securities that qualify for purposes of the 75% asset test and investments in our qualified REIT subsidiaries and our taxable REIT subsidiaries (each as described below), the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, certain “straight debt” securities. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or other entity classified as a partnership for U.S. federal income tax purposes in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or other entity (rather than solely our interest in the capital of the partnership or other entity), excluding, for these purposes, certain securities described in the Code.

The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, other entities classified as partnerships or qualified REIT subsidiaries) acquire securities in the applicable issuer, increase our ownership of securities of the issuer (including as a result of increasing our interest in a partnership or other entity which owns the securities), or acquire other assets. For example, our indirect ownership of securities of an issuer through a partnership or other entity classified as a partnership for U.S. federal income tax purposes may increase as a result of our capital contributions to the partnership or other entity. After initially meeting the asset tests at the close of any quarter as a REIT, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or other entity), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the values of our assets to ensure compliance with the asset tests. In addition, we intend to take any actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

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A mortgage loan that we own will generally be treated as a real estate asset for purposes of the 75% asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal or greater than the principal amount of the loan. In the event that we invest in a mortgage loan that is secured by both real property and other property or where the value of the real property securing the loan is less than the principal amount of the loan, a portion of the mortgage loan may not qualify for purposes of the 75% asset test and Revenue Procedure 2011-16 may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. The interest apportionment rules discussed above may also apply in such case. We expect that all or most of the mortgage loans that we acquire will be secured only by real property and no other property value will be taken into account in our underwriting process, however, it is uncertain whether some or all of our mortgage loans may be treated by the IRS as secured by other property, particularly in the case of a distressed mortgage loan for which the borrower has provided a recourse guarantee. Pursuant to Revenue Procedure 2011-16, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date. However, uncertainties exist regarding the application of Revenue Procedure 2011-16, particularly with respect to the proper treatment under the asset tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of mortgage loans acquired at a discount. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

We may enter into sale and repurchase agreements under which we nominally sell all or apportion of our loan portfolio to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that we will be treated for REIT asset and income test purposes as the owner of the mortgage assets that are the subject of such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

There are relief provisions that may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we are deemed to have met the 5% and 10% asset tests if (1) the value of our nonqualifying assets does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10 million and (2) we dispose of the nonqualifying assets or otherwise satisfy these tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) a different period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking certain required steps, including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) a different period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy these tests for each quarter with respect to which we are required to apply the tests, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with an asset test in a timely manner and the relief provisions described above do not apply, we will cease to qualify as a REIT.

Ownership of interests in partnerships and other entities classified as partnerships

We may own and operate one or more properties through partnerships and other entities classified as partnerships. Treasury Regulations provide that if we are a partner in a partnership, we are deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described above. Also, we are deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include the partnership’s share of assets and items of income of any partnership in which it owns an interest. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are classified as partnerships for U.S. federal income tax purposes.

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We may have direct or indirect control of certain partnerships and other entities classified as partnerships and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and other entities classified as partnerships. If a partnership or other entity in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in the entity. In addition, a partnership or other entity could take an action which could cause us to fail a REIT income or asset test, and we might not become aware of the action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In this case, unless we are entitled to relief, as described above, we will fail to qualify as a REIT.

Ownership of interests in qualified REIT subsidiaries

We may from time to time own and operate certain properties through wholly owned corporate subsidiaries (including entities which, absent the application of the provisions in this paragraph, would be treated as associations classified as corporations for U.S. federal income tax purposes) that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the federal tax requirements described herein, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are disregarded, and all assets, liabilities and items of income, deduction and credit of these corporations are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of the issuer’s securities or more than 5% of the value of our total assets.

Ownership of interests in taxable REIT subsidiaries

A taxable REIT subsidiary is a corporation other than another REIT or a qualified REIT subsidiary in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns, directly or indirectly, securities possessing more than 35% of the total voting power or value of the securities of the corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated, except in certain limited circumstances permitted by the Code. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are not satisfied. Our ownership of securities of taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described above. See “— Asset tests” above.

Unlike a qualified REIT subsidiary, the income and assets of a taxable REIT subsidiary are not attributed to us for purposes of the conditions that we must satisfy to maintain our REIT status. Accordingly, the separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Rather, for REIT asset and income testing purposes, we take into account our interest in a taxable REIT subsidiary’s securities and the income and gain we derive therefrom. A taxable REIT subsidiary or other taxable corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders. A taxable REIT subsidiary may engage in activities or hold assets that are not permitted to be performed or held directly by us or a partnership in which we are a partner without affecting REIT compliance, such as providing certain services to tenants or others (other than in connection with the operation or management of a lodging or healthcare facility). However, certain restrictions are imposed on our ability to own, and our dealings with, taxable REIT subsidiaries. These restrictions are intended to ensure that taxable REIT subsidiaries comprise a limited amount of our business (e.g., the securities of our taxable REIT subsidiaries cannot comprise more than 25% of the value of our total assets) and that taxable REIT subsidiaries remain subject to an appropriate level of federal income taxation.

Distribution requirements

In order to qualify as a REIT, we must distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income;” plus

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•	90% of our after-tax net income, if any, from foreclosure property; minus
•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income,” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and excluding our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness and any like-kind exchanges that are later determined to be taxable.

Such dividend distributions generally must be made in the taxable year to which they relate or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary or capital gain (as applicable) corporate tax rates.

Under certain circumstances, we may be permitted to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required, however, to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends. In this regard, it is possible that from time to time, our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. In the event that such circumstances do occur, then in order to meet the 90% distribution requirement, we may satisfy the annual distribution requirement with shares of our capital stock. The decision to authorize and pay dividends on our common stock in the future, as well as the timing, amount and composition of any such dividends, is at the sole discretion of our board of directors.

We will be required to pay a 4% excise tax to the extent that the amounts we actually distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) and the amounts we retain and pay corporate income tax on are less than the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any REIT ordinary income and capital gain net income on which an income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the amount of this tax. We intend to make timely distributions sufficient to satisfy this annual distribution requirement. With respect to 2014, we incurred an excise tax of $14,000 because we inadvertently failed to satisfy the annual distribution requirement. Our intent is to make timely distributions sufficient to satisfy the annual distribution requirements.

Differences in REIT taxable income and cash flows from distressed loans/loan modification

We may recognize taxable income in advance of our receipt of cash or proceeds from disposition of such assets potentially increasing the amount of dividends that we are required to distribute. We may be also required to report taxable income in earlier periods that ultimately exceeds the economic income realized on various assets.

For example, we may enter into loan modification agreements with borrowers. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, potentially subject to installment method reporting, and hold the modified loan with a cost basis equal to its modified principal amount for U.S. federal tax purposes. Alternatively, in the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income regardless of whether corresponding cash payments are received.

Prohibited transaction income

Any gain that we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business (but excluding foreclosure property), either directly or through our operating partnership or disregarded subsidiary entities, generally is treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all of the facts and circumstances surrounding the particular transaction. The Code includes a safe-harbor provision that treats a sale as not constituting a prohibited transaction, the income from which is subject to the 100% penalty tax, if the following requirements are met:

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•	the property sold is a real estate asset for purposes of the asset tests discussed above;
•	the REIT has held the property for at least two years;
•	aggregate expenditures made by the REIT during the two-year period preceding the date of the sale that are includible in the tax basis of the property do not exceed 30% of the net selling price of the property;
•	either (i) the REIT does not make more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), (ii) the aggregate adjusted tax bases of the properties sold by the REIT during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies) do not exceed 10% of the aggregate tax bases of all of the assets of the REIT as of the beginning of the taxable year, or (iii) the fair market value of the properties sold by the REIT during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies) do not exceed 10% of the fair market value of all of the assets of the REIT as of the beginning of the taxable year;
•	with respect to property that constitutes land or improvements (excluding property acquired through foreclosure (or deed in lieu of foreclosure) and lease terminations), the property has been held for not less than two years for the production of rental income; and
•	if the REIT has made more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), substantially all of the marketing and development expenditures with respect to the property are made through an independent contractor from whom the REIT does not derive or receive any income.

The modification or sale of our mortgage loan assets could also give rise to prohibited transaction income. Revenue Procedure 2011-16 provides a safe harbor whereby, if a significant modification qualifies under the Revenue Procedure (see “— Gross income tests,” above), the deemed exchange is not treated as a prohibited transaction. The Revenue Procedure does not provide a safe harbor with respect to sales of mortgage loans.

We do not intend to acquire any direct or indirect interests in real estate and, even if we do, such as a result of a foreclosure, we do not intend to enter into any sales that are prohibited transactions. Nevertheless, the IRS may contend that these sales are subject to the 100% penalty tax on income from prohibited transactions. If we decide to sell assets in a manner that might expose us to the 100% prohibited transactions tax, we may contribute those assets to a TRS prior to marketing and sale of those assets to avoid the prohibited transactions tax. No assurance can be given, however, that the IRS will respect the transaction by which those assets are contributed to the TRS and even if the contribution transaction is respected, the TRS may incur a significant tax liability as a result of those sales.

Failure to qualify as a REIT

Specified cure provisions may be available to us in the event that we discover a violation of a provision of the Code that would otherwise result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at the applicable regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT are not deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, shareholders taxed as individuals currently will be taxed on these dividends at a maximum rate of 23.8% (the same as the maximum rate applicable to long-term capital gains), including the new 3.8% Medicare tax described below and corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. We cannot determine whether, under all circumstances in which we discover a violation of any of these provisions of the Code, we will be entitled to this statutory relief.

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Taxation of U.S. Shareholders

Distributions on common shares

If we make a distribution of cash or other property (other than certain pro rata distributions of our common shares) in respect of our common shares, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be subject to ordinary graduated federal income tax rates (the maximum individual rate is currently 39.6%), unless such dividend is a capital gain dividend or is qualified dividend income, each discussed below. Dividends, other than capital gain dividends, and certain amounts that have been previously subject to corporate level tax, discussed below, will be taxable to U.S. shareholders as ordinary income. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations.

To the extent that we make distributions on our common shares in excess of our current and accumulated earnings and profits, the amount of these distributions will be treated first as a tax-free return of capital to a U.S. shareholder. This treatment will reduce the U.S. shareholder’s adjusted tax basis in the common shares by the amount of the distribution, but not below zero. The amount of any distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. shareholder’s adjusted tax basis in the shareholder’s shares will be taxable as capital gain.

The gain will be taxable as long-term capital gain if the shares have been held for more than one year at the time of the distribution. Distributions that we declare in October, November or December of any year and that are payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the distribution on or before January 31 of the following calendar year. U.S. shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

To the extent that we pay a portion of a dividend in common shares, U.S. shareholders may be required to pay tax on the entire amount distributed, including the portion paid in common shares, in which case the shareholders might be required to pay the tax using cash from other sources. If a U.S. shareholder sells the common shares that the shareholder receives as a dividend in order to pay this tax, the sales proceeds may be greater or less than the amount included in income with respect to the distribution, depending on the market price of our common shares at the time of the sale and, if greater, a U.S. shareholder will incur additional taxable gain and possibly additional tax liability.

Capital gain dividends

Dividends that we properly designate as capital gain dividends will be taxable to our U.S. shareholders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that the gain does not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held our common shares. We are required to designate which maximum rate bracket is applicable to each category of capital gain dividends, which are generally taxable to non-corporate U.S. shareholders at a 23.8% maximum rate, including the new 3.8% Medicare tax described below. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Retention of net capital gains

We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gain. If we make this election, we will pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. shareholder generally will:

•	include the shareholder’s pro rata share of our undistributed net capital gain in computing the shareholder’s long-term capital gains in the shareholder’s return for the shareholder’s taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includible;
•	be deemed to have paid the shareholder’s proportionate share of capital gain tax imposed on us on the designated amounts included in the shareholder’s long-term capital gains;
•	receive a credit or refund for the amount of tax deemed paid by the shareholder;
•	increase the adjusted tax basis of the shareholder’s common shares by the difference between the amount of includible capital gains and the tax deemed to have been paid by the shareholder; and
•	in the case of a U.S. shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

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Qualified dividend income

A portion of distributions out of our current or accumulated earnings and profits may constitute “qualified dividend income” that is taxed to non-corporate U.S. shareholders at a maximum rate of 23.8%, including the new 3.8% Medicare tax described below, to the extent the amount is attributable to amounts described below, and we properly designate the amount as “qualified dividend income.” The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•	the qualified dividend income received by us during the taxable year from regular corporations (including any taxable REIT subsidiaries) or from other REITs (if designated by these REITs as qualified dividend income);
•	the excess of any undistributed REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to this undistributed REIT taxable income; and
•	the excess of any income recognized during the immediately preceding year that is attributable to the sale of an asset acquired from a C corporation, in a transaction in which the tax basis of the asset in our hands is determined by reference to the tax basis of the asset in the hands of the C corporation, over the federal income tax paid by us with respect to the built-in gain.

Sale or other disposition of common shares

You will generally recognize capital gain or loss on a sale or other disposition of common shares. Your gain or loss will equal the difference between the proceeds you received and your adjusted tax basis in the common shares. The proceeds received will include the amount of any cash and the fair market value of any other property received for the common shares. If you are a non-corporate U.S. shareholder and your holding period for the common shares at the time of the sale or other disposition exceeds one year, such capital gain generally will, under current law, be subject to a reduced federal income tax rate. Your ability to offset ordinary income with capital losses is subject to limitations.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the shareholder to a refund, provided that the required information is timely furnished to the IRS.

Recent legislation will require, after June 30, 2014, information reporting and withholding at a rate of 30% on dividends in respect of and, after December 31, 2016, gross proceeds from the sale of, our common shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to interests in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our common shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common shares held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. shareholders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in our common shares.

Taxation of Non-U.S. Shareholders

Sale or other disposition of our common shares

A non-U.S. shareholder generally will not be subject to U.S. federal income tax on gain realized upon a sale or other disposition of our common shares unless the shares constitute a United States Real Property Interest, or “USRPI” (which determination generally includes a five-year look-back period), within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. An interest in shares of any U.S. corporation is presumed to be a USRPI unless an exception from such status under the FIRPTA rules applies. One such exception is for shares of a “domestically controlled qualified investment entity.” Our common shares will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of the shares of its stock is held directly or indirectly by non-U.S. persons. Although we believe that we are domestically controlled, because our common shares are publicly traded we cannot make any assurance that we will remain domestically controlled.

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Even if we are not a “domestically controlled qualified investment entity” at the time a non-U.S. shareholder sells or exchanges our common shares, gain arising from the sale or exchange of will generally not be subject to taxation under FIRPTA as a sale of a USRPI if:

(1)	our common shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as The NASDAQ Capital Market and
(2)	the non-U.S. shareholder owns or owned, actually and constructively, 5% or less of the our outstanding common shares throughout the five-year period ending on the date of the sale or exchange.

Our common shares are listed and “regularly trade” on The NASDAQ Capital Market, an established securities market. Thus, even if we are not a “domestically controlled qualified investment entity” at the time a non-U.S. shareholder sells or exchanges our common shares, as long as our shares are regularly traded on an established securities market at that time and the non-U.S. shareholder does not own, or has not owned during the five-year period ending on the date of the sale or exchange, more than 5% of our outstanding common shares, gain arising from the sale generally will not be subject to taxation under FIRPTA as a sale of a USRPI. If gain on the sale or exchange by a non-U.S. shareholder of our common shares is subject to taxation under FIRPTA, the non-U.S. shareholder will be subject to regular U.S. federal income tax with respect to the gain in the same manner as a U.S. shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if at the time of the sale or exchange our common shares are not “regularly traded on an established securities market,” the purchaser of the shares will be required to withhold and remit an amount equal to 10% of the purchase price to the IRS.

Notwithstanding the foregoing, gain from the sale or exchange of our common shares not otherwise subject to taxation under FIRPTA will be taxable to a non-U.S. shareholder if either (1) the investment in our common shares is treated as effectively connected with the non-U.S. shareholder’s United States trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the non-U.S. shareholder) or (2) the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a “domestically controlled qualified investment entity,” upon disposition of our common shares (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. shareholder may be treated as having gain from the sale or exchange of USRPIs if the non-U.S. shareholder (1) disposes of the shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares within a 61-day period beginning with the first day of the 30-day period described in the immediately preceding clause (1).

Distributions on common shares

If a non-U.S. shareholder receives a distribution with respect to our common shares that is neither attributable to gain from the sale or exchange of USRPIs nor designated by us as a capital gain dividend, the distribution will be generally taxed as ordinary income to the extent that the distribution is made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). The non-U.S. shareholder generally will be subject to U.S. federal withholding tax at a 30% rate on the gross amount of such taxable dividend unless:

•	the dividend is effectively connected with the shareholder’s conduct of a U.S. trade or business (and the shareholder provides to the person who otherwise would be required to withhold U.S. tax an IRS Form W-8ECI (or suitable substitute or successor form) to avoid withholding) or
•	an applicable tax treaty provides for a lower rate of withholding tax (and the shareholder certifies that he is entitled to benefits under the treaty by delivering a properly completed IRS Form W-8BEN) to the person required to withhold U.S. tax.

Under certain tax treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.

Except to the extent provided by an applicable tax treaty, a dividend that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, if the shareholder is a corporation, may also be subject to a 30% branch profits tax unless reduced by an applicable tax treaty).

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Capital gain dividends and distributions attributable to a sale or exchange of USRPIs

Pursuant to FIRPTA, income from distributions paid by us to a non-U.S. shareholder of our common shares that is attributable to gain from the sale or exchange of USRPIs (whether or not designated as capital gain dividends) will be treated as income effectively connected with a United States trade or business. Non-U.S. shareholders generally will be taxed on the amount of this income at the same rates applicable to U.S. shareholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We will also be required to withhold and to remit to the IRS 35% of the amount of any distributions paid by us to a non-U.S. shareholder that is designated as a capital gain dividend, or, if greater, 35% of the amount of any distributions paid by us to the non-U.S. shareholder that is permitted to be designated as a capital gain dividend, in either case, unless a lower treaty rate is applicable. If we designate a prior distribution as a capital gain dividend, we may be required to do “catch-up” on subsequent distributions to achieve the correct withholding. The amount withheld will be creditable against the non-U.S. shareholder’s U.S. federal income tax liability.

Income from a distribution paid by a REIT to a non-U.S. shareholder with respect to any class of stock which is regularly traded on an established securities market located in the United States, however, generally should not be subject to taxation under FIRPTA, and therefore, will not be subject to the rates applicable to U.S. shareholders or to the 35% U.S. withholding tax described above, but only if the non-U.S. shareholder does not own more than 5% of the class of stock at any time during the one-year period ending on the date of the distribution. Instead, this income will be treated as ordinary dividend distributions, generally subject to withholding at the 30% rate or lower treaty rate discussed above. Our common shares are listed and regularly trade on The NASDAQ Capital Market, which qualifies as an established securities market located in the United States. Thus, income from distributions paid by us to non-U.S. shareholders who do not own more than 5% of the shares of our common shares generally should not be subject to taxation under FIRPTA, or the corresponding 35% withholding tax, but rather, income from distributions paid by us to such a non-U.S. shareholder that is attributable to gain from the sale or exchange of USRPIs should be treated as ordinary dividend distributions.

The treatment of income from distributions paid by us to a non-U.S. shareholder that we designate as capital gain dividends, other than distributions attributable to income arising from the disposition of a USRPI, is not clear. One example of such a scenario would be a distribution attributable to income from a disposition of non-U.S. real property. Such income may be (i) generally exempt from U.S. federal taxation or tax withholding, (ii) treated as a distribution that is neither attributable to gain from the sale or exchange of USRPIs nor designated by us as capital gain dividends (described above) or (iii) under one interpretation of the FIRPTA Treasury Regulations, subject to withholding at a 35% rate. However, at this time we do not have any non-U.S. real property nor do we intend to acquire any.

If capital gain dividends, other than those arising from the disposition of a USRPI, are exempt from U.S. federal taxation or tax withholding, a non-U.S. shareholder should generally not be subject to U.S. federal taxation on such distributions unless:

(1)	the investment by the non-U.S. shareholder in our common shares is treated as effectively connected with the shareholder’s United States trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the non-U.S. shareholder), in which case the shareholder will be subject to the same treatment as U.S. shareholders with respect to the gain, except that a non-U.S. shareholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed under “— Distributions on common shares” above; or
(2)	the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

It is possible that a distribution paid by us to a non-U.S. shareholder that is attributable to gain from the sale or exchange of property ( i.e., a capital gain dividend) that is not a USRPI may be subject to withholding under Treasury Regulations §1.1445-8, subjecting such distribution to a 35% withholding tax. In addition, it is possible that a distribution attributable to such a disposition could be treated as a dividend subject to 30% withholding on ordinary dividend distributions. Currently, we do not believe that either of these characterizations is the correct interpretation of the Treasury Regulations and we may take the position that such distributions are generally exempt from U.S. federal taxation and tax withholding. However, even if we ultimately decide to take such a position, there can be no assurance that the IRS will agree with us. Even if we withhold amounts from such a distribution, the recipient of the distribution may be entitled to a refund from the IRS or other taxing authority with respect to some or the entire amount withheld. Non-U.S. shareholders should discuss the consequences of any withholding on capital gains distributions not attributable to a disposition of a USRPI with their tax advisors.

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Retention of net capital gains

Although the law is not clear on the matter, we believe that amounts designated by us as retained capital gains in respect of our common shares held by U.S. shareholders generally should be treated with respect to non-U.S. shareholders in the same manner as the treatment of actual distributions by us of capital gain dividends. Under this approach, a non-U.S. shareholder will be permitted to offset as a credit against the shareholder’s U.S. federal income tax liability resulting from the shareholder’s proportionate share of the tax we pay on retained capital gains, and to receive from the IRS a refund to the extent that the shareholder’s proportionate share of the tax paid by us exceeds the shareholder’s actual U.S. federal income tax liability.

Non-U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common shares.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt shareholder has not held our common shares as “debt financed property” within the meaning of the Code ( i.e. , where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder) and (ii) our common shares are not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our common shares generally should not give rise to UBTI to a tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such shareholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our outstanding common shares could be required to treat a percentage of any dividends received from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust shareholders in order to satisfy the REIT “closely held” test and (ii) either (a) one pension trust owns more than 25% of the value of our outstanding common shares or (b) one or more pension trusts, each individually holding more than 10% of the value of our outstanding common shares, collectively own more than 50% of the value of our outstanding common shares. Certain restrictions on ownership and transfer of shares of our common shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our outstanding common shares and generally should prevent us from becoming a pension-held REIT.

Tax-exempt shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common shares.

Taxation of Noteholders

This section describes the material United States federal income tax consequences of owning fixed rate notes that we may offer. It is not tax advice. It applies to you only if you purchase the notes in the initial offering at the offering price. If you purchase fixed rate notes at other than the offering price, the amortizable bond premium or market discount rules may apply to you. You should consult your own tax advisor regarding this possibility. The tax consequences of owning any floating rate debt securities, convertible or exchangeable debt securities or indexed debt securities will be discussed in the applicable prospectus supplement.

As used herein, the term "U.S. Noteholder" means any beneficial owner of a note that is, for U.S. federal income tax purposes, a U.S. Person. See "—Taxation of Shareholders" above. As used herein, the term "Non-U.S. Noteholder" means a beneficial owner of a note, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes that is not a U.S. Noteholder.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A partner of a partnership holding a note should consult its tax advisor regarding U.S. federal, state, local and non-U.S. income tax considerations of the purchase, ownership and disposition of the notes.

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U.S. Noteholders

Stated Interest.   The stated interest on a note generally will be taxable to a U.S. Noteholder as ordinary interest income either at the time it accrues or is received, depending on such U.S. Noteholder's method of accounting for federal income tax purposes.

Original Issue Discount.   It is possible that notes will be issued with original issue discount, or OID, for U.S. federal income tax purposes. The amount of OID on a note will generally equal the excess of the "stated redemption price at maturity" of a note over its "issue price." A note will not be treated as issued with OID for U.S. federal income tax purposes, however, if the stated redemption price at maturity exceeds the issue price by less than .25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The stated redemption price at maturity of a note will equal the sum of its principal amount and all other payments thereunder, other than payments of "qualified stated interest," defined generally as stated interest that is unconditionally payable in cash or other property, other than our debt instruments, at least annually at a single fixed rate. The "issue price" of a note will equal the first price at which a substantial amount of notes are sold for money, excluding sales to underwriters, placement agents or wholesalers. The stated interest on the notes will constitute qualified stated interest.

If notes are issued with OID, a U.S. Noteholder will be required to include in taxable income for any particular taxable year the daily portion of the OID described in the preceding paragraph that accrues on the note for each day during the taxable year on which such holder holds the note, whether reporting on the cash or accrual basis of accounting for U.S. federal income tax purposes. Thus, a U.S. Noteholder will be required to include OID in income in advance of the receipt of the cash to which such OID is attributable. The daily portion is determined by allocating to each day of an accrual period (generally, the period between interest payments or compounding dates) a pro rata portion of the OID allocable to such accrual period. The amount of OID that will accrue during an accrual period is the product of the "adjusted issue price" of the note at the beginning of the accrual period multiplied by the yield to maturity of the note less the amount of any qualified stated interest allocable to such accrual period. The "adjusted issue price" of a note at the beginning of an accrual period will equal its issue price, increased by the aggregate amount of OID that has accrued on the note in all prior accrual periods, and decreased by any payments made during all prior accrual periods on the notes other than qualified stated interest.

A U.S. Noteholder may elect to treat all interest on a note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which a U.S. Noteholder acquires a note and may not be revoked without the consent of the IRS. U.S. Noteholders should consult with their tax advisors about this election.

Sale, Exchange, Retirement or Other Disposition.       A U.S. Noteholder generally will recognize capital gain or loss upon the sale, exchange, redemption, or other disposition of the notes in an amount equal to the difference, if any, between the amount realized on the disposition, other than any amount attributable to accrued but unpaid interest, and the U.S. Noteholder's adjusted tax basis in the notes. A U.S. Noteholder's adjusted tax basis in a note will generally be equal to the purchase price of such note, increased by any OID included in the U.S. Noteholder's income prior to the disposition of the note (if any) and decreased by any payments received on the note other than qualified stated interest. Any such gain or loss will be long-term if the notes have been held for more than one year. The claim of a deduction in respect of a capital loss, for U.S. federal income tax purposes, is subject to limitations.

Backup Withholding and Information Reporting.       U.S. Noteholders may be subject to information reporting and backup withholding with respect to interest paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Noteholder may be subject to backup withholding currently at a rate of 28% with respect to interest paid unless the holder (a) is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number and certifies as to no loss of exemption, and otherwise complies with the applicable requirements of the backup withholding rules. In addition, we may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status to us.

An individual who is a U.S. Noteholder may satisfy the requirements for avoiding backup withholding by providing us with an appropriately prepared IRS Form W-9. If a U.S. Noteholder does not provide us with its correct taxpayer identification number, then the U.S. Noteholder may also be subject to penalties imposed by the IRS.

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Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding tax rules will be refunded or credited against the U.S. Noteholder's federal income tax liability, provided the U.S. Noteholder furnishes the required information to the IRS.

Non-U.S. Noteholders

Interest Income.  Payments of interest (including OID, if any) on notes made to a Non-U.S. Noteholder generally will not be subject to U.S. federal income or withholding tax provided that (i) such holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (B) is not a controlled foreign corporation that is related to us through stock ownership for U.S. federal income tax purposes and (C) is not a bank receiving certain types of interest and (ii) the requirements described below under the heading "Backup Withholding and Information Reporting" are satisfied. If a Non-U.S. Noteholder does not satisfy the preceding requirements, payments of interest on the notes held by such holder will generally be subject to U.S. withholding tax at a 30% rate (or a lower applicable treaty rate).

Sale, Exchange, Retirement or Other Disposition.   A Non-U.S. Noteholder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption or other disposition of a note.

Backup Withholding and Information Reporting.   Information reporting requirements and backup withholding generally will not apply to payments on a note to a Non-U.S. Noteholder if IRS Form W-8BEN is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a U.S. person.

Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker (i)is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Noteholder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides IRS Form W-8BEN or otherwise establishes an exemption.

Any amount withheld from a payment to a holder of a note under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with dividends on common shares and the proceeds of a sale or other disposition of common shares. A non-exempt U.S. shareholder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

A non-U.S. shareholder may be subject to the U.S. information reporting and backup withholding on these payments unless the non-U.S. shareholder complies with certification procedures to establish that it is not a United States person. The certification requirements generally will be satisfied if the non-U.S. shareholder provides the applicable withholding agent with a statement on IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such non-U.S. shareholder is not a United States person (within the meaning of the Code). Applicable Treasury regulations provide alternative methods for satisfying this requirement. In addition, the amount of dividends on common shares paid to a non-U.S. shareholder, and the amount of any U.S. federal tax withheld therefrom, must be annually reported to the IRS and the shareholder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the non-U.S. shareholder resides.

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Payment of the proceeds of the sale or other disposition of common shares to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the non-U.S. shareholder certifies under penalties of perjury that it is not a United States person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of common shares to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. shareholder certifies under penalties of perjury that it is not a United States person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the shareholder to a refund, provided that the required information is timely furnished to the IRS.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which review may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common shares.

Medicare 3.8% Tax on Investment Income

For taxable years beginning after December 31, 2012, certain U.S. shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our common shares.

Foreign Account Tax Compliance Act

Legislation enacted in 2010 and existing guidance issued thereunder will require, after June 30, 2014, withholding at a rate of 30% on dividends in respect of, and, after December 31, 2016, gross proceeds from the sale of, our common shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance may modify these requirements. Accordingly, the entity through which our common shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common shares held by an investor that is a nonfinancial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. We will not pay any additional amounts to shareholders in respect of any amounts withheld. Non-U.S. shareholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common shares.

State, Local and Foreign Taxes

We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common shares.

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PLAN OF DISTRIBUTION

We may sell Securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the Securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;
•	the purchase price of the Securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price and the net proceeds we will receive from such sale;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any Securities exchange or market on which the Securities offered in the prospectus supplement may be listed.

We may distribute our Securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell Securities through a rights offering, forward contracts, or similar arrangements.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase the Securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our Securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our Securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered Securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common shares sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the NASDAQ Capital Market or such other stock exchange that on which Securities are listed.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the Securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the Securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the Securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business at any time. We may sell the Securities covered in this prospectus in any of these ways (or in any combination).

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LEGAL MATTERS

The validity of the securities to be offered hereby will be passed upon for us by Morse, Zelnick, Rose and Lander LLP, New York, New York.

EXPERTS

The consolidated financial statements of Manhattan Bridge Capital, Inc. for the year ended December 31, 2014 appearing in our Annual Report (Form 10-K) for the year ended December 31, 2014 (including schedules appearing therein) have been audited by Hoberman & Lesser, LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. The consolidated financial statements of Manhattan Bridge Capital, Inc. for the year ended December 31, 2013 appearing in our Annual Report (Form 10-K) for the year ended December 31, 2014 (including schedules appearing therein) have been audited by Hoberman, Goldstein & Lesser, P.C., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms, respectively, as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, and other information with the SEC. In addition, we file proxy statements with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available on our Internet website (http://www.manhattanbridgecapital.com). The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the Securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and the Securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus or any document that we file in the future with the SEC. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of this prospectus from their respective filing dates. These documents contain important information about us, our business and our finances.

Document	Filed
Annual Report on Form 10-K for the year ended December 31, 2014	March 23, 2015
Current Reports on Form 8-K	March 3, 2015
Description common shares contained in our Registration Statement on Form 8-A	May 6, 1999

At your request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are specifically incorporated by reference into those documents. Requests should be addressed to Manhattan Bridge Capital, Inc. 60 Cutter Mill Road, Suite 205, Great Neck, New York 11201, attention: Chief Financial Officer, telephone number (516) 444-3400.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following sets forth the estimated expenses in connection with the issuance and distribution of our securities being registered hereby, other than underwriting discounts and commissions, all of which will be borne by us:

SEC registration fee		$3,500
Printing and engraving expenses	$		*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
NASDAQ fees and expenses	$		*
Miscellaneous	$		*
Total	$		*

*              These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Sections 722 and 723 of the New York Business Corporation Law grant to the Company the power to indemnify the officers and directors of the Company as follows:

(a)           A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

(b)           The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

(c)           A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

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(d)          For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

Payment of indemnification other than by court award is as follows:

(a)          A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

(b)          Except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

(1)           By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

(2)           If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs;

(A)           By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

(B)           By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

(C)           Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amounts as, and to the extent, required by paragraph (a) of section 725.

The Company's Restated Certificate of Incorporation provides as follows:

“TENTH:               (a)           Right to Indemnification.             Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigation (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall incur to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that if the Business Corporation Law requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

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(b)           Right of Claimant to Bring Suit.           If a claim under paragraph (a) of this Section is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Business Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Business Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)           Non-Exclusivity of Rights.           The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

(d)           Insurance.           The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Business Corporation Law.

ELEVENTH:        A director of the corporation shall not be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, except for the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.”

Item 16. Exhibits.

The following is a complete list of exhibits filed as part of this registration statement. Some of the following exhibits were filed as exhibits to registration statements filed by the Registrant under the Securities Act of 1933, as amended, and reports filed under the Securities and Exchange Act of 1934, as amended, and are hereby incorporated by reference.

Exhibit No.
1.1	Underwriting Agreement…
3.1	Restated Certificate of Incorporation of the Company (1)
3.2	By-laws of the Company, effective May 2014 (2)
4.1	Specimen Stock Certificate (3)
4.2	Form of Certificate of Designation…
4.3	Form of Warrant…
4.4	Form of Debt Security…
5.1	Legal Opinion*
8.1	Form of Tax Opinion*
10.1	Employment Agreement dated as of March 1, 1999 by and between Assaf Ran and DAG Media, Inc. (4)**
10.2	Manhattan Bridge Capital, Inc. 2009 Stock Option Plan, as amended (5)
10.3	Web Site Company Formation Development and Services Agreement, dated December 5, 2005, by and between Manhattan Bridge Capital, Inc. and Ocean-7 Development, Inc. (6)
10.4	Credit and Security Agreement, dated as of February 27, 2015, between Manhattan Bridge Capital Inc. as Borrower, and Webster Business Credit Corporation, as Lender (7)
10.5	Revolving Line of Credit Loan Agreement, dated May 2, 2012, between Manhattan Bridge Capital, Inc., as Borrower, and Sterling National Bank, as Lender (8)
10.6	Amendment Agreement, dated January 31, 2013, among Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (9)
10.7	Note Extension Agreement, dated as of May 1, 2013, between Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (10)

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10.8	Note Extension Agreement, dated as of July 1, 2013, between Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (11)
10.8	Second Amendment Agreement, dated December 13, 2013, between Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (12)
10.9	Third Note Extension Agreement, dated as of June 24, 2014 among Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (13)
10.10	Third Amendment Agreement, dated July 15, 2014, among Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (14)
10.11	Balloon Note, dated July 14, 2014, in the original principal amount of $200,000 made by Manhattan Bridge Capital, Inc. in favor of Assaf Ran (15)
10.12	Balloon Note, dated July 15, 2014, in the original principal amount of $700,000 made by the Registrant in favor of SJO International Inc. (16)
10.13	Fourth Note Extension Agreement, dated as of October 29, 2014 among Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (17)
10.14	Fifth Note Extension Agreement, dated as of December 13, 2014 among Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (18)
23.1	Consent of Hoberman, & Lesser, LLP, dated April 27, 2015 *
23.2	Consent of Hoberman, Goldstein & Lesser, P.C., dated April 27, 2015 *
23.3	Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1) *
24.1	Power of Attorney (included on signature page) *

(1)	Previously filed as Exhibit 3.1 to Form 10-Q for the three and six month periods ended June 30, 2014 on August 13, 2014 and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to Form 10-Q for the three and six month periods ended June 30, 2014 on August 13, 2014 and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to Form SB-2 on April 23, 1999 and incorporated herein by reference.
(4)	Previously filed as Exhibit 10.2 to the Registration Statement on Form SB-2/A, File No. 333-74203 filed by DAG Media, Inc. on March 10, 1999 and incorporated herein by reference.
(5)	Previously filed as Appendix A to our definitive proxy materials filed on August 5, 2011 and incorporated herein by reference.
(6)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed on December 5, 2005 and incorporated herein by reference.
(7)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed on March 3, 2015 and incorporated herein by reference.
(8)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed on May 7, 2012 and incorporated herein by reference.
(9)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed on February 19, 2013 and incorporated herein by reference.
(10)	Previously filed as Exhibit 10.1 to Quarterly Report on Form 10-Q filed by Manhattan Bridge Capital, Inc. on July 31, 2013 for the three and six month periods ended June 30, 2013 and incorporated herein by reference.
(11)	Previously filed as Exhibit 10.2 to Quarterly Report on Form 10-Q filed by Manhattan Bridge Capital, Inc. on July 31, 2013 for the three and six month periods ended June 30, 2013 and incorporated herein by reference.
(12)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed on December 16, 2013 and incorporated herein by reference.
(13)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed on June 26, 2014 and incorporated herein by reference.
(14)	Previously filed as Exhibit 10.9 to Amendment No. 2 to the Registration Statement on Form S-11, File No. 333-196167 filed on July 22, 2014 and incorporated herein by reference.
(15)	Previously filed as Exhibit 10.10 to Amendment No. 2 to the Registration Statement on Form S-11, File No. 333-196167 filed on July 22, 2014 and incorporated herein by reference.
(16)	Previously filed as Exhibit 10.11 to Amendment No. 2 to the Registration Statement on Form S-11, File No. 333-196167 filed on July 22, 2014 and incorporated herein by reference.
(17)	Previously filed as Exhibit 10.1 to Quarterly Report on Form 10-Q filed on October 30, 2014 and incorporated herein by reference.
(18)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed on December 12, 2014 and incorporated herein by reference.

…	To be filed by amendment or in a Current Report on Form 8-K in connection with the offering of specific securities.
*	Filed herewith.
**	Compensation arrangement.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, That: paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant hereby undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by such registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Great Neck, State of New York, on April 27, 2015.

Manhattan Bridge Capital, Inc.

By:	/s/Assaf Ran

Assaf Ran, Chief Executive Officer

We, the undersigned officers and directors of Manhattan Bridge Capital, Inc., hereby severally constitute and appoint Assaf Ran and Stephen A. Zelnick, our true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Date	Title

/s/ Assaf Ran	April 27, 2015	President, Chief Executive Officer and
ASSAF RAN		Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Vanessa Kao	April 27, 2015	Chief Financial Officer (Principal
VANESSA KAO		Financial and Accounting Officer)

/s/ Eran Goldshmit	April 27, 2015	Director
ERAN GOLDSHMIT

/s/ Michael Jackson	April 27, 2015	Director
MICHAEL JACKSON

/s/ Mark Alhadeff	April 27, 2015	Director
MARK ALHADEFF

/s/ Lyron Bentovim	April 27, 2015	Director
LYRON BENTOVIM

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INDEX TO EXHIBITS

Exhibit
No.	Description
1.1	Underwriting Agreement…
3.1	Restated Certificate of Incorporation of the Company (1)
3.2	By-laws of the Company, effective May 2014 (2)
4.1	Specimen Stock Certificate (3)
4.2	Form of Certificate of Designation…
4.3	Form of Warrant…
4.4	Form of Debt Security…
5.1	Legal Opinion*
8.1	Form of Tax Opinion*
10.1	Employment Agreement dated as of March 1, 1999 by and between Assaf Ran and DAG Media, Inc. (4)**
10.2	Manhattan Bridge Capital, Inc. 2009 Stock Option Plan, as amended (5)
10.3	Web Site Company Formation Development and Services Agreement, dated December 5, 2005, by and between Manhattan Bridge Capital, Inc. and Ocean-7 Development, Inc. (6)
10.4	Credit and Security Agreement, dated as of February 27, 2015, between Manhattan Bridge Capital Inc. as Borrower, and Webster Business Credit Corporation, as Lender (7)
10.5	Revolving Line of Credit Loan Agreement, dated May 2, 2012, between Manhattan Bridge Capital, Inc., as Borrower, and Sterling National Bank, as Lender (8)
10.6	Amendment Agreement, dated January 31, 2013, among Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (9)
10.7	Note Extension Agreement, dated as of May 1, 2013, between Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (10)
10.8	Note Extension Agreement, dated as of July 1, 2013, between Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (11)
10.8	Second Amendment Agreement, dated December 13, 2013, between Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (12)
10.9	Third Note Extension Agreement, dated as of June 24, 2014 among Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (13)
10.10	Third Amendment Agreement, dated July 15, 2014, among Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (14)
10.11	Balloon Note, dated July 14, 2014, in the original principal amount of $200,000 made by Manhattan Bridge Capital, Inc. in favor of Assaf Ran (15)
10.12	Balloon Note, dated July 15, 2014, in the original principal amount of $700,000 made by the Registrant in favor of SJO International Inc. (16)
10.13	Fourth Note Extension Agreement, dated as of October 29, 2014 among Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (17)
10.14	Fifth Note Extension Agreement, dated as of December 13, 2014 among Manhattan Bridge Capital, Inc., Assaf Ran and Sterling National Bank (18)
23.1	Consent of Hoberman, & Lesser, LLP, dated April 27, 2015 *
23.2	Consent of Hoberman, Goldstein & Lesser, P.C., dated April 27, 2015 *
23.3	Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1) *
24.1	Power of Attorney (included on signature page) *

(1)	Previously filed as Exhibit 3.1 to Form 10-Q for the three and six month periods ended June 30, 2014 on August 13, 2014 and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to Form 10-Q for the three and six month periods ended June 30, 2014 on August 13, 2014 and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to Form SB-2 on April 23, 1999 and incorporated herein by reference.
(4)	Previously filed as Exhibit 10.2 to the Registration Statement on Form SB-2/A, File No. 333-74203 filed by DAG Media, Inc. on March 10, 1999 and incorporated herein by reference.
(5)	Previously filed as Appendix A to our definitive proxy materials filed on August 5, 2011 and incorporated herein by reference.
(6)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed on December 5, 2005 and incorporated herein by reference.
(7)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed on March 3, 2015 and incorporated herein by reference.
(8)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed on May 7, 2012 and incorporated herein by reference.
(9)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed on February 19, 2013 and incorporated herein by reference.

II-8

(10)	Previously filed as Exhibit 10.1 to Quarterly Report on Form 10-Q filed by Manhattan Bridge Capital, Inc. on July 31, 2013 for the three and six month periods ended June 30, 2013 and incorporated herein by reference.
(11)	Previously filed as Exhibit 10.2 to Quarterly Report on Form 10-Q filed by Manhattan Bridge Capital, Inc. on July 31, 2013 for the three and six month periods ended June 30, 2013 and incorporated herein by reference.
(12)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed on December 16, 2013 and incorporated herein by reference.
(13)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed on June 26, 2014 and incorporated herein by reference.
(14)	Previously filed as Exhibit 10.9 to Amendment No. 2 to the Registration Statement on Form S-11, File No. 333-196167 filed on July 22, 2014 and incorporated herein by reference.
(15)	Previously filed as Exhibit 10.10 to Amendment No. 2 to the Registration Statement on Form S-11, File No. 333-196167 filed on July 22, 2014 and incorporated herein by reference.
(16)	Previously filed as Exhibit 10.11 to Amendment No. 2 to the Registration Statement on Form S-11, File No. 333-196167 filed on July 22, 2014 and incorporated herein by reference.
(17)	Previously filed as Exhibit 10.1 to Quarterly Report on Form 10-Q filed on October 30, 2014 and incorporated herein by reference.
(18)	Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed on December 12, 2014 and incorporated herein by reference.

…	To be filed by amendment or in a Current Report on Form 8-K in connection with the offering of specific securities.
*	Filed herewith.
**	Compensation arrangement.

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